UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
_______________________
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
AKEBIA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
n/a
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION DATED APRIL [●], 2026

Akebia Therapeutics, Inc.
245 First Street
Cambridge, MA 02142
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
The 2026 Annual Meeting of Stockholders, or the Annual Meeting, of Akebia Therapeutics, Inc., or the Company or Akebia, will be held on Wednesday, June 17, 2026, at 10:00 a.m. Eastern Time in a virtual meeting format via live webcast. The purposes of the meeting are as follows:
1.Elect three Class III directors, Adrian Adams, Michael Rogers and LeAnne M. Zumwalt, to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal;
2.Approve an amendment to our Ninth Amended and Restated Certificate of Incorporation, or the Restated Certificate of Incorporation, to (i) increase the number of authorized shares of capital stock from 375,000,000 to 525,000,000 and (ii) increase the number of authorized shares of our common stock, par value $0.00001 per share, or our Common Stock, from 350,000,000 to 500,000,000;

3.Hold an advisory vote on the compensation of Akebia’s named executive officers;

4.Hold an advisory vote on the frequency of the advisory vote on executive compensation;

5.Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

6.Transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.
Stockholders are referred to the accompanying proxy statement for more detailed information with respect to the matters to be considered at the Annual Meeting. Our Board of Directors recommends that you vote “FOR” each of the Class III director nominees (Proposal 1), “FOR” each of Proposals 2, 3, and 5 and "one year" for the frequency of the advisory vote on executive compensation (Proposal 4).
Each outstanding share of our Common Stock (Nasdaq: AKBA), entitles the holder of record as of 5:00 p.m. Eastern Time on April 20, 2026, referred to as the record date, to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.
You will be able to attend the Annual Meeting virtually, vote, submit questions and examine a list of the Company’s registered stockholders by visiting www.virtualshareholdermeeting.com/AKBA2026 and using your unique control number found on the proxy card. You will not be able to attend the Annual Meeting physically in person. If you have technical difficulties or trouble accessing the virtual meeting, there will be technicians ready to assist you. If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2025 Annual Report to Stockholders, or Annual Report, on or about April [●], 2026.

The Notice contains instructions on how to access the proxy materials and Annual Report and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our Annual Report.

Your vote is important. Whether or not you attend the Annual Meeting virtually, we urge you to vote your shares by following the instructions in the Notice and in the accompanying proxy statement and submitting your proxy by the Internet, telephone or, if paper materials are requested, by signing, dating and returning the proxy card in order to ensure the presence of a quorum. If you choose to attend the Annual Meeting, you may vote your shares during the Annual Meeting by following the instructions available on the meeting website at www.virtualshareholdermeeting.com/AKBA2026. If your shares are held by a bank, broker or other nominee, please refer to the materials provided by your bank, broker or other nominee for voting instructions. As always, we encourage you to vote your shares prior to the Annual Meeting.
All stockholders are extended a cordial invitation to attend the Annual Meeting virtually.

By Order of the Board of Directors,

John P. Butler
President and Chief Executive Officer
Cambridge, Massachusetts
April [●], 2026
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2026 Annual Meeting of Stockholders, the Proxy Statement and the Annual Report are available at www.proxyvote.com.

i

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this Proxy Statement regarding Akebia's strategy, plans, prospects, expectations, beliefs, intentions and goals are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and include, but are not limited to, statements regarding: Akebia's plans, strategies and prospects for its business; Akebia’s plans with respect to its U.S. commercial launch of Vafseo®, including the potential U.S. market opportunity; Akebia’s plans for Vafseo to become standard of care for treatment of anemia due to CKD in dialysis, including its ability to build on the body of evidence demonstrating Vafseo’s value potential, and progress towards that goal; Akebia’s expectations and beliefs about demand for Vafseo, including the number of patients with access to Vafseo and the focus of dialysis organizations; Akebia’s beliefs with respect to patient dosing demand for Vafseo in 2026; Akebia’s plans and expectations with respect to publication of additional analyses of INNO2VATE data; Akebia’s plans and expectations with respect to the VOICE trial, including the timing of top-line data and potential to demonstrate favorable outcomes in the composite of all-cause mortality and hospitalization in patients treated with vadadustat compared to ESA; Akebia’s plans and expectations with respect to the VOCAL trial, including timing of top-line data; Akebia’s plans and expectations with respect to the praliciguat trial, including to assess the use of praliciguat in other rare podocytopathies, the number of patients to be enrolled in the trial and its potential for successful development and regulatory path; Akebia’s plans and expectations with respect AKB-097, including the timing of initiation of, and initial data from, an open label Phase 2 basket study and the indications to be evaluated, other potential indications for consideration and its potential for pipeline in a product and to achieve opportunities to address unmet need; and Akebia’s plans and expectations with respect to AKB-9090, including the timing of initiation of, and top-line data from, a Phase 1 trial and the indication to be evaluated.

The terms "intend," "believe," "plan," "goal," "potential," "anticipate, "estimate," "expect," "future," "will," "continue," derivatives of these words, and similar references are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to, risks associated with: the potential therapeutic benefits, safety profile, and effectiveness of Vafseo and Akebia’s development candidates; the results of preclinical and clinical research; Akebia’s ability to initiate and enroll patients in its clinical trials; decisions made by health authorities, such as the U.S. Food and Drug Administration, with respect to regulatory filings and other interactions; the potential demand and market potential and acceptance of, as well as coverage and reimbursement related to Auryxia® and Vafseo®, including estimates regarding the potential market opportunity; the competitive landscape for Auryxia and Vafseo, including generic entrants and the timing thereof; Akebia's ability to attract and retain qualified personnel; Akebia's ability to achieve and maintain profitability and to maintain operating expenses consistent with its operating plan; manufacturing, supply chain and quality matters and any recalls, write-downs, impairments or other related consequences or potential consequences; early termination of any of Akebia's collaborations; and changes in the geopolitical environment and uncertainty surrounding U.S. trade policy on tariffs. Other risks and uncertainties include those identified under the heading "Risk Factors" in Akebia's Annual Report on Form 10-K for the year ended December 31, 2025, and other filings that Akebia may make with the U.S. Securities and Exchange Commission in the future. These forward-looking statements (except as otherwise noted) speak only as of the date of this Proxy Statement, and, except as required by law, Akebia does not undertake, and specifically disclaims, any obligation to update any forward-looking statements contained in this Proxy Statement.
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PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION DATED APRIL [●], 2026

Akebia Therapeutics, Inc.
245 First Street
Cambridge, MA 02142
PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
This Proxy Statement, along with the accompanying Notice of 2026 Annual Meeting of Stockholders, contains information about the 2026 Annual Meeting of Stockholders of Akebia Therapeutics, Inc., or the Annual Meeting, including any adjournments or postponements thereof. In this Proxy Statement, we refer to Akebia Therapeutics, Inc. as “Akebia,” “the Company,” “we” or “us.”
We are holding the Annual Meeting at 10:00 a.m. Eastern Time, on Wednesday, June 17, 2026. The Annual Meeting will be a virtual meeting via live webcast. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AKBA2026 and entering the control number included on the proxy card you receive.
This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.
Who is soliciting my proxy?
The Board of Directors, or the Board, of Akebia is soliciting your proxy to vote at the Annual Meeting, to be held virtually via live webcast on Wednesday, June 17, 2026 at 10:00 a.m. Eastern Time, and any adjournments thereof. This Proxy Statement and the accompanying Notice of 2026 Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.
Why is the Company holding a virtual Annual Meeting?
Our Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person physically. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to participate remotely from any location. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
How do I virtually attend the Annual Meeting?
We will host the Annual Meeting online via live webcast. To attend the Annual Meeting, go to www.virtualshareholdermeeting.com/AKBA2026 shortly before the Annual Meeting time, and follow the instructions for downloading the webcast. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time to test your computer and for the check-in procedures. You need not attend the Annual Meeting in order to vote.
What happens if there are technical difficulties during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting website, please call the technical support number that will be posted on the Annual Meeting log-in page.
When will this Proxy Statement and the accompanying materials be made available to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to all stockholders entitled to vote at the Annual Meeting on or about April [●], 2026. The proxy materials, including the Notice of 2026 Annual Meeting of Stockholders, the accompanying proxy card, this Proxy Statement and the 2025 Annual Report to Stockholders, or the Annual Report,

will be made available to stockholders on the Internet on the same date. Please note that, while our proxy materials are available at the website referenced in this Proxy Statement, and the Proxy Statement and Annual Report are available on our website, no information contained on such websites is incorporated by reference in or considered to be a part of this document.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record of our common stock, par value $0.00001 per share, or our Common Stock, starting on or about April [●], 2026. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2026 Annual Meeting of Stockholders, this proxy statement, the proxy card and our Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings.
When is the record date for the Annual Meeting?
The Board of Directors fixed the record date for the Annual Meeting as of 5:00 p.m. Eastern Time on April 20, 2026, referred to as the record date. Only stockholders who owned our Common Stock as of 5:00 p.m. Eastern Time on April 20, 2026 are entitled to vote at the Annual Meeting.

Why is the Company soliciting my vote?

The Board of Directors is soliciting your vote for the Annual Meeting because you owned shares of our Common Stock as of 5:00 p.m. Eastern Time on the record date. We have made available to you on the Internet or have sent you by mail this Proxy Statement, the Notice of 2026 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report.

How many votes can be cast by all stockholders?
A total of [●] shares of our Common Stock were outstanding on April 20, 2026 and are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting.

Who may attend the Annual Meeting?
Only stockholders as of the record date, their proxy holders and guests invited by the Company may attend the Annual Meeting virtually by accessing www.virtualshareholdermeeting.com/AKBA2026 and entering the unique control number found on the proxy card.
If your shares are held by a bank, broker or other nominee, you can attend the Annual Meeting by contacting the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and using the control number found on the broker’s proxy card.

How do I vote?
If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•By Internet. You may vote by proxy via the Internet at www.proxyvote.com by following the instructions provided in the Notice or on the proxy card.

•By Telephone. If you live in the United States or Canada, you may vote by proxy by calling toll-free 1-800-690-6903 and by following the instructions provided on the proxy card. You must have the control number that is on the proxy card when voting.

•By Mail. If paper materials were requested, complete and mail your proxy card, in the postage prepaid envelope you receive, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of the Board of Directors and will be voted according to the discretion of the named proxy holders on the proxy card upon any other business that may properly be brought before the Annual Meeting and at all adjournments and postponements thereof.

•At the Virtual Annual Meeting. The Annual Meeting will be held entirely online. To participate in the Annual Meeting, you will need the control number included on the proxy card. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
If your shares of Common Stock are held by a bank, broker or other nominee, you may vote:
•By Internet or by Telephone. You will receive instructions from your bank, broker or other nominee if you are permitted to vote by Internet or telephone.

•By Mail. You will receive instructions from your bank, broker or other nominee explaining how to vote your shares by mail.

•At the Virtual Annual Meeting. The Annual Meeting will be held entirely online. To participate in the Annual Meeting, you will need to contact the bank, broker or other nominee who holds your shares to obtain a broker’s proxy card and use the control number found on the broker’s proxy card. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
Will my shares be voted if I do not return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, by mailing your proxy card or virtually at the Annual Meeting.

If your shares are owned in “street name” through a bank, broker or other nominee, stock exchange rules allow your bank, broker or other nominee to vote on your behalf for certain matters if you do not provide voting instructions with respect to your shares. The election of the three Class III directors (Proposal 1), the advisory vote on executive compensation (Proposal 3) and the advisory vote on the frequency of the advisory vote on executive compensation (Proposal 4) are matters on which brokers do not have discretionary voting authority under applicable stock exchange rules. Accordingly, in the absence of proper voting instructions from you on those matters, the broker will not vote your shares (which is referred to as a broker non-vote). Broker non-votes are shares represented at the Annual Meeting held by banks, brokers or other nominees for which instructions have not been received from the beneficial owners or persons entitled to vote such shares and such banks, brokers or other nominees do not have discretionary voting power to vote such shares.
The proposals to approve an amendment to the Restated Certificate of Incorporation to (i) increase the number of authorized shares of capital stock from 375,000,000 to 525,000,000 and (ii) increase the number of authorized shares of Common Stock available for issuance thereunder from 350,000,000 to 500,000,000 (Proposal 2) and to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal 5) are proposals on which banks, brokers or other nominees are expected to have discretionary voting authority under applicable stock exchange rules. If they exercise this discretionary authority, no broker non-votes are expected to occur in connection with Proposal 2 and Proposal 5.
We encourage you to vote or to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

How many votes are required for approval of different matters and what are the Board of Directors’ recommendations on how to vote my shares?

Proposal	Voting Options	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes	Board Recommendations
Election of Three Class III Directors (Proposal 1)	For All/ Withhold All/ For All Except	Plurality of votes cast (1)	No effect	No effect	FOR ALL
Approval of an amendment to the Restated Certificate of Incorporation to (i) increase the number of authorized shares of capital stock from 375,000,000 to 525,000,000 and (ii) increase the number of authorized shares of Common Stock from 350,000,000 to 500,000,000 (Proposal 2)
	For/Against/ Abstain	Majority of votes cast	No effect	No effect (4)	FOR
Advisory Vote on Compensation of Named Executive Officers (Proposal 3) (2)	For/Against/ Abstain	Majority of votes cast	No effect	No effect	FOR
Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation (Proposal 4) (2)	One Year/Two Years/Three Years/Abstain	Majority of votes cast (3)	No effect	No effect	One Year
Ratification of Selection of Independent Registered Public Accounting Firm (Proposal 5)	For/Against/Abstain	Majority of votes cast	No effect	No effect (4)	FOR
(1)A vote to withhold will have no effect on the outcome of Proposal 1.
(2)As an advisory vote, this proposal is not binding. The Board of Directors will take into consideration the outcome of this vote in determining executive compensation.
(3)If none of the three frequency options receives the vote of the holders of a majority of the votes cast, we will consider the frequency option (one year, two years or three years) receiving the highest number of votes cast by stockholders to be the frequency that has been recommended by stockholders.
(4)As noted above, Proposals 2 and 5 are proposals on which banks, brokers or other nominees are expected to have discretionary voting authority under applicable stock exchange rules. If they exercise this discretionary authority, no broker non-votes are expected to occur in connection with Proposal 2 and Proposal 5.
Who pays the cost of soliciting proxies?
We will pay the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and other vendors for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, directors and other management employees, who will receive no additional compensation for their services. We may also utilize the assistance of third parties in connection with our proxy solicitation efforts, and we would compensate such third parties for their efforts. We have engaged one such third party, Mackenzie Partners, Inc., to assist in the solicitation of proxies and provide related advice and informational support, for service fees of up to $13,500 and the reimbursement of certain expenses.

Can I change or revoke my vote?
If you are a stockholder of record, you may change or revoke your proxy at any time before it is voted at the Annual Meeting by notifying the Corporate Secretary in writing stating that you would like to revoke your proxy of a particular date, by mailing a signed proxy with a later date before the Annual Meeting, by transmitting a subsequent vote over the Internet by 11:59 p.m. Eastern Time on June 16, 2026, by transmitting a subsequent vote by telephone by 11:59 p.m. Eastern Time on June 16, 2026, or by attending the Annual Meeting and voting online during the Annual Meeting.

Virtually attending the Annual Meeting alone, without voting online during the Annual Meeting, will not revoke your Internet vote, telephone vote or proxy submitted by mail, as the case may be.
If your stock is held by a bank, broker or other nominee, you must contact your bank, broker or other nominee for instructions as to how to change your vote.

How is a quorum reached?
The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares present during the Annual Meeting will be considered shares of Common Stock represented in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
Could other matters be decided at the Annual Meeting?
We do not know of any other matters that may be presented for action at the Annual Meeting. Under our Second Amended and Restated Bylaws, or our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented at the Annual Meeting has passed. Should any other business come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a bank, broker or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.
What happens if the Annual Meeting is postponed or adjourned?
Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted as provided in the section titled “Can I change or revoke my vote” above. If the Annual Meeting is adjourned or postponed for any reason, at any subsequent reconvening of the Annual Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy.
What does it mean if I receive more than one proxy card or voting instruction form?
If you receive more than one proxy card or voting instruction form, it may be because you have multiple accounts at the transfer agent or with banks, brokers or other nominees. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.
Who should I call if I have any additional questions?
If you hold your shares directly, please call our Corporate Secretary at (617) 871-2098. If your shares are held by a bank, broker or other nominee, please call the telephone number provided on your voting instruction form or contact your bank, broker or nominee holder directly.
Can I elect to receive electronic delivery of the Company’s proxy materials?
Most stockholders who previously elected to receive printed copies of our proxy materials can elect to view future proxy materials over the Internet instead of receiving paper copies in the mail. You can choose this option and access the information you need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
Where can I find the voting results?
We expect to announce the preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.

OVERVIEW OF PROPOSALS
This Proxy Statement contains five proposals requiring stockholder action. Proposal 1 requests the election of three directors to the Board of Directors. Proposal 2 requests approval of an amendment to our Restated Certificate of Incorporation to (i) increase the number of authorized shares of capital stock from 375,000,000 to 525,000,000 and (ii) increase the number of authorized shares of our Common Stock from 350,000,000 to 500,000,000. Proposal 3 requests approval, on an advisory basis, of the compensation of our named executive officers. Proposal 4 requests approval, on an advisory basis, of the frequency of the advisory vote on executive compensation. Proposal 5 requests the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. All proposals are discussed in more detail in the pages that follow.

PROPOSAL 1—ELECTION OF DIRECTORS
The Board of Directors currently consists of eight members and is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall be elected for the unexpired term of his or her predecessor in office and until the director’s successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
The terms of the Class III directors are scheduled to expire on the date of the Annual Meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders as the Class III directors are three current Class III directors: Adrian Adams, Michael Rogers and LeAnne M. Zumwalt. If elected, each Class III nominee will serve as a director until the 2029 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.
It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class III director nominees to the Board of Directors. The Company has no reason to believe that any of the nominees will be unable to serve. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting.
Nominees for Directors
The names of the nominees for Class III directors and certain information about each nominee are set forth below.

Name	Positions and Offices Held with Akebia Therapeutics, Inc.	Director Since	Age
Adrian Adams	Director (Class III), Chairperson	2018	75
Michael Rogers	Director (Class III)	2018	66
LeAnne M. Zumwalt	Director (Class III)	2021	67
Biographical information relating to each nominee for election as director and each continuing director is shown below. The Company believes that each director meets the qualifications established by the Nominating and Corporate Governance Committee of our Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE NOMINEES FOR DIRECTOR
(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES
The biographical information about the nominees for director is set forth below.
Class III Director Nominees
Adrian Adams has served as a member of our Board of Directors since completion of the merger with Keryx Biopharmaceuticals, Inc., or Keryx, in December 2018. From January 2020 until November 2023, Mr. Adams served as Chief Executive Officer and Chairman of the board of directors of Impel Pharmaceuticals, Inc., a public biotechnology company. From 2016 to 2019, Mr. Adams served as Chief Executive Officer of Aralez Pharmaceuticals Inc., or Aralez, a pharmaceutical company that focused on the development, acquisition, and commercialization of cardiovascular, pain and other therapies and was a member of the Aralez board of directors from 2016 to 2019. From 2015 to 2016, Mr. Adams was the Chief Executive Officer and served on the board of directors of POZEN, Inc., a pharmaceutical company which was combined with Tribute Pharmaceuticals Canada Inc. to become Aralez Pharmaceuticals Inc. in 2016. In 2018, Aralez voluntarily commenced restructuring proceedings in Canadian Court and its U.S.-based subsidiaries, including POZEN, Inc., filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code. Previously, Mr. Adams served as Chief Executive Officer, President and a director of Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from 2011 until 2015, when it was acquired by Endo International plc. Prior to these roles, Mr. Adams served in several chief executive officer positions at several leading specialty pharmaceutical companies including Kos Pharmaceuticals, Inc., Sepracor, Inc., Inspire Pharmaceuticals, Inc. and Neurologix, Inc. Mr. Adams has also held general management and senior international and national marketing positions at Novartis, SmithKline Beecham and Imperial Chemical Industries (now part of AstraZeneca). Mr. Adams also serves as the Chairman of the board of directors at Talphera, Inc. Mr. Adams graduated from the Royal Institute of Chemistry at Salford University. We believe that Mr. Adams is qualified to serve on our Board of Directors due to his more than 30 years of experience in the pharmaceutical and biotechnology industries, including numerous roles as Chief Executive Officer.
Michael Rogers has served as a member of our Board of Directors since completion of the merger with Keryx in December 2018. Mr. Rogers served as Chairman of the board of directors of Keryx from 2017 until completion of the merger, and a member of the board of directors of Keryx from 2016 until completion of the merger. From November 2020 until April 2024, he served as Chief Financial Officer of Apnimed, Inc., a development stage pharmaceutical company focused on obstructive sleep apnea (OSA) and other sleep-related breathing diseases, and from April 2024 until October 2024, he served as a financial consultant for Apnimed, Inc. Mr. Rogers served as Chief Financial Officer of Aerpio Pharmaceuticals, Inc., or Aerpio, a pharmaceutical company that merged with Aadi BioScience, Inc., from 2017 until 2019. Prior to Aerpio, Mr. Rogers was Chief Financial Officer of Acorda Therapeutics, Inc., a public biotechnology company developing and commercializing therapies to treat neurological disorders, from 2013 to 2016. From 1999 to 2009, Mr. Rogers was the Chief Financial Officer of Indevus Pharmaceuticals, Inc. until the company’s sale to Endo Pharmaceuticals, Inc. He also served as Chief Financial Officer at BG Medicine, Inc. Advanced Health Corporation and Autoimmune Inc. Prior to his roles as Chief Financial Officer, Mr. Rogers was an investment banker at Lehman Brothers and PaineWebber, where he focused on life sciences companies. Mr. Rogers previously served on the board of directors for EyePoint Pharmaceuticals, Inc. (formerly pSivida Corp.), Coronado Biosciences, Inc. and for Aravive, Inc. Mr. Rogers received his B.A. from Union College and an M.B.A. from the Darden School of Business at the University of Virginia. We believe that Mr. Rogers is qualified to serve on our Board of Directors due to his more than 30 years of financial experience and executive leadership in the biotechnology industry.
LeAnne M. Zumwalt has served as a member of our Board of Directors since February 2021. From January 2000 to January 2021, Ms. Zumwalt served in various roles at DaVita Inc., or DaVita, one of the largest providers of kidney care services in the United States. From July 2011 to January 2021, Ms. Zumwalt served as DaVita’s Group Vice President, Government Affairs, and from 2007 to 2020 also led DaVita’s purchasing operations. From 2000 to 2011, Ms. Zumwalt served as a Vice President of DaVita in many capacities, including as Vice President, Investor Relations from 2000 to 2009. From 1997 to 1999, Ms. Zumwalt served as the Chief Financial Officer of Vivra Specialty Partners, Inc., a privately held healthcare service and technology firm. From 1991 to 1997, Ms. Zumwalt held various executive positions, including Chief Financial Officer, at Vivra Incorporated, a publicly held provider of renal dialysis services and other healthcare services. Prior to joining Vivra Incorporated, Ms. Zumwalt was a Senior Manager at Ernst & Young LLP. From 2018 to 2020, Ms. Zumwalt served on the board of directors of Adeptus Health Inc., a privately held healthcare services company, and from 2001 to 2017, Ms. Zumwalt served on the board of directors of The Advisory Board Company, which provided advice and best practices using research, technology, and consulting to improve healthcare and education institution performance. Ms. Zumwalt received her B.A. in Business Administration from Pacific Union College. We believe that Ms. Zumwalt is qualified to serve on our Board of Directors due to her extensive knowledge and expertise in the U.S. dialysis market.

Current Directors Not Standing for Election at the Annual Meeting
Set forth below is the biographical information for the members of the Board of Directors who are not standing for re-election at the Annual Meeting and whose terms of office will continue after the Annual Meeting.

Name	Positions and Offices Held with Akebia Therapeutics, Inc.	Director Since	Class and Year in Which Term Will Expire	Age
John P. Butler	Director, President and Chief Executive Officer	2013	Class II—2028	61
Ronald E. Frieson	Director	2021	Class I—2027	67
Cynthia Smith	Director	2018	Class I—2027	57
Philip J. Vickers, Ph.D.	Director	2026	Class I—2027	66
Myles Wolf M.D., M.M.Sc.	Director	2020	Class II—2028	55
Class I Directors
Ronald E. Frieson has served as a member of our Board of Directors since November 2021. Since July 2020, Mr. Frieson has served as the Chief Operating Officer of Children’s Healthcare of Atlanta, or CHOA, a non-profit corporation whose mission focuses on bettering all aspects of children’s healthcare. Prior to serving as Chief Operating Officer, from 2015 to 2020, Mr. Frieson served as President, Foundation and External Affairs of CHOA. From 2008 to 2015, Mr. Frieson served as Chief Public Policy Officer of CHOA. Mr. Frieson also spent many years at BellSouth (acquired by AT&T Inc. in 2006) in roles of increasing responsibility, most recently serving as President, Georgia Operations. Additionally, Mr. Frieson was the first Chief Diversity Officer for BellSouth. Mr. Frieson currently serves as a board member of Krimson Community Foundation and as an advisory board member for Truist Bank Atlanta. Mr. Frieson also serves as the Chairman of the Board of Trustees of Colorado Technical University and is a member of The University of Tennessee Foundation board. He previously served as a board member for Children’s Miracle Network and Zoo Atlanta. In addition, Mr. Frieson served on the Board of Trustees of the American Kidney Fund from 2006 to 2012. Mr. Frieson holds a bachelor’s degree in finance from the University of Tennessee and an M.B.A. in Information Systems from Georgia State University. We believe that Mr. Frieson is qualified to serve on our Board of Directors due to his more than 15 years of experience immersed in healthcare systems operations, his experience driving improved patient outcomes and enabling access to healthcare for underserved populations and his work on diversity initiatives.

Cynthia Smith has served as a member of our Board of Directors since August 2018. Since 2016, she has served as a board member and strategic advisor for biotechnology companies. Previously, she served as Chief Commercial Officer and a member of the Executive Committee of ZS Pharma, Inc., a specialty pharmaceutical company developing therapies for kidney and liver diseases, from 2013 to 2016, where she led efforts to transition the company from a development stage company to a commercial enterprise. ZS Pharma, Inc. was acquired by AstraZeneca in 2015. Prior to ZS Pharma, Inc., Ms. Smith served as Vice President, Market Access and Commercial Development at Affymax, Inc., from 2008 to 2013. From 2000 to 2008, she held various senior leadership positions in market access, corporate strategy, government relations and external affairs at Merck & Co. Before beginning her career in the biopharmaceutical industry, Ms. Smith served as a healthcare policy analyst in the Office of Management and Budget at the White House from 1995 to 2000. Ms. Smith currently serves on the boards of directors of Protara Therapeutics, Inc., Spero Therapeutics, Inc., Agios Pharmaceuticals, Inc., Tvardi Therapeutics, Inc. and the French-American Foundation, and she served on the board of directors of Nivalis Therapeutics, Inc. from 2016 to 2017 and of Dicerna Pharmaceuticals, Inc. from 2018 until its acquisition by Novo Nordisk in 2021. Ms. Smith earned a B.A. from the University of North Carolina at Chapel Hill, an M.B.A. from the Wharton School of the University of Pennsylvania, and an M.S. in public policy from the Eagleton Institute of Politics at Rutgers University. We believe that Ms. Smith is qualified to serve on our Board of Directors due to her over two decades of broad leadership experience within the biopharmaceutical industry.

Philip J. Vickers, Ph.D. has served as a member of our Board of Directors since April 2026. Since September 2023, Dr. Vickers has served as the President and Chief Executive Officer and a member of the Board of Directors of Solu Therapeutics, Inc., a venture capital backed biotechnology company. Dr. Vickers was the Chief Executive Officer and a member of the Board of Directors of Faze Medicines, a biotechnology company from January 2021 to November 2022. From November 2017 until December 2020, Dr. Vickers served as the President and Chief Executive Officer of Northern Biologics Inc., a biotechnology company. From June 2013 until June 2017, Dr. Vickers served as Global Head of Research and Development and a member of the Executive Committee of Shire plc, a biotechnology company focused on the development of therapies for the treatment of rare and specialty conditions. From October 2010 to September 2013, Dr. Vickers served as the Senior Vice President, Head of Research and Development, Human Genetic Therapies at Shire. Prior

to Shire, Dr. Vickers held positions of increasing responsibility in research and development at Merck & Co., Inc., Pfizer Inc., Boehringer-Ingelheim International GmbH and Resolvyx Pharmaceuticals, Inc. Dr. Vickers served on the Board of Directors of AVROBIO, Inc., a biotechnology company, from January 2019 until its merger with Tectonic Therapeutic in June 2024, and on the Board of Directors of Revance Therapeutics, Inc., a biotechnology company, from February 2015 until May 2023. Dr. Vickers obtained his Ph.D. in biochemistry from the University of Toronto, which was followed by postdoctoral research in mechanisms of multidrug resistance in breast cancer at the National Cancer Institute in Bethesda, Maryland. We believe that Dr. Vickers is qualified to serve on our Board of Directors because of his scientific, executive, and industry experience in the biotechnology industry.
Class II Directors

John P. Butler has served as a member of our Board of Directors since July 2013 and was appointed as the President and Chief Executive Officer of Akebia in September 2013. Prior to joining Akebia, from 2011 until 2013, Mr. Butler served as the Chief Executive Officer of Inspiration Biopharmaceuticals, Inc. where he led the transactions that resulted in the sale of its hemophilia assets to Cangene Corporation and Baxter International in early 2013. From 1997 to 2011, Mr. Butler held various positions at Genzyme Corporation, now Sanofi, a pharmaceutical company, most recently serving as President of the company’s rare genetic diseases business. From 2002 until 2010, Mr. Butler led Genzyme Corporation’s renal division. Prior to his work at Genzyme Corporation, Mr. Butler held sales and marketing positions at Amgen Inc. and Hoffmann-La Roche. From 2018 to 2023, Mr. Butler served on the board of directors of Zynerba Pharmaceuticals, Inc. (now part of Harmony Biosciences). From 2013 to 2016, Mr. Butler served on the board of directors of Relypsa, Inc. (now part of CSL Vifor). From 2015 to 2017, Mr. Butler served on the Board of Directors of Keryx, and was Chairman of Keryx’s Board of Directors from 2016 to 2017. In July 2023, Mr. Butler was appointed to the board of directors of WaveBreak Therapeutics, Inc. In 2024, Mr. Butler began serving on the Health Section Governing Board of Biotechnology Innovation Organization and was appointed to the board of trustees of the American Kidney Fund. Mr. Butler served as Chairperson of Kidney Care Partners from 2020 to 2024, and formerly served as Chairman of the Board of Trustees of the American Kidney Fund. Mr. Butler received a B.A. in chemistry from Manhattan University, where he currently serves as a member of the advisory committee for the School of Arts and Science, and a M.B.A. from Baruch College, City University of New York. We believe that Mr. Butler is qualified to serve on our Board of Directors due to his industry experience in the biotechnology sector, particularly his experience working in the kidney disease area.

Myles Wolf, M.D., M.M.Sc., has served as a member of our Board of Directors since April 2020. Dr. Wolf has significant experience advising biotechnology, pharmaceutical, and diagnostic firms on overall strategy, target identification, validation, and clinical drug development. He has served on standing scientific advisory boards for Akebia and Keryx. Since 2024, Dr. Wolf has served as Sanford I. Weill Professor and Chair of Medicine at Weill Cornell Medicine, and as Physician-in-Chief at New York Presbyterian Hospital. From 2016 to 2024, Dr. Wolf served as Chief of the Division of Nephrology and Charles Johnson, MD Professor of Medicine at Duke University School of Medicine. Since 2002, Dr. Wolf’s research has been supported by grants from the American Heart Association, National Kidney Foundation, American Society of Nephrology, and National Institutes of Health. The focus of his patient-oriented, epidemiological and basic laboratory research is disordered mineral metabolism across the spectrum of chronic kidney disease, including dialysis, kidney transplantation and earlier stages. Dr. Wolf’s research has been published in leading medical journals, including The New England Journal of Medicine, The Journal of the American Medical Association (JAMA), The Journal of Clinical Investigation, Circulation, Cell Metabolism, Journal of the American Society of Nephrology, and Kidney International, among others. Dr. Wolf has served on the editorial boards for Journal of the American Society of Nephrology, Clinical Journal of the American Society of Nephrology, Seminars in Nephrology, and Nature Reviews Nephrology, and as Editor of the “Mineral Metabolism” section of Current Opinion in Nephrology and Hypertension. In 2011, Dr. Wolf was elected to the American Society of Clinical Investigation and in 2017, he was elected to the Association of American Physicians. Dr. Wolf has been the recipient of several teaching, mentoring and research awards. Dr. Wolf earned his B.A. in biology from Johns Hopkins University, his M.D. from the State University of New York, Downstate, and his Master of Medical Sciences in Clinical and Physiological Investigation from Harvard Medical School. Dr. Wolf completed his internship and residency, and a fellowship in nephrology, at the Massachusetts General Hospital. Prior to joining Duke University in 2016, Dr. Wolf held faculty, leadership and administrative positions at Harvard Medical School, the University of Miami and Northwestern University. We believe that Dr. Wolf is qualified to serve on our Board of Directors due to his significant experience advising biotechnology, pharmaceutical, and diagnostic firms on overall strategy, target identification, validation, and clinical drug development.

CORPORATE GOVERNANCE
Board Composition and Structure
Our Restated Certificate of Incorporation states that the number of directors shall be fixed exclusively by our Board of Directors. Each director holds office until his or her successor is duly elected and qualified or until his or her death, resignation or removal. Our Restated Certificate of Incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors, may be filled by a vote of the majority of the directors then in office, even if less than a quorum.
Our Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible. Each of our directors previously identified serves in the class indicated. Subject to any earlier resignation or removal in accordance with the terms of our Restated Certificate of Incorporation and our Bylaws, our Class I directors will serve until the 2027 annual meeting of stockholders; our Class II directors will serve until the 2028 annual meeting of stockholders; and, if elected, our Class III directors will serve until the 2029 annual meeting of stockholders. Any additional directorships resulting from an increase in the number of directors will be apportioned by our Board of Directors among the three classes.
Director Nomination Process
The Nominating and Corporate Governance Committee recommends, and the Board of Directors nominates, candidates to stand for election as directors. While we do not have a formal policy on diversity, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. Directors should possess strong personal and professional ethics, integrity and values; be business savvy and genuinely interested in the Company; and be committed to representing the long-term interests of our stockholders. The Board of Directors is intended to encompass a range of talents, ages, skills, and expertise sufficient to provide sound and prudent oversight with respect to the operations and interests of the business. Nominees are not discriminated against on any basis proscribed by law. The membership criteria applicable to our Board of Directors are set forth in the Company’s Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee will consider such criteria in the context of the existing composition and needs of the Board of Directors and its committees.
Evaluation of Director Candidates
The Nominating and Corporate Governance Committee will make a preliminary review of a prospective candidate’s background, career experience and qualifications based on available information. If a consensus is reached by the Nominating and Corporate Governance Committee that a particular candidate would likely contribute positively to the Board of Directors’ mix of skills and experiences, the Nominating and Corporate Governance Committee will conduct interviews with the candidate and may invite other members of the Board of Directors or executives to interview the candidate to assess the candidate’s overall qualifications. The Nominating and Corporate Governance Committee will consider the candidate and make a recommendation to the full Board of Directors as to whether the candidate should be nominated for election.

Stockholder Recommendations for Director Nominees

The Nominating and Corporate Governance Committee does not have a written policy regarding director candidates recommended by stockholders but, assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders, if made in accordance with the requirements set forth in our Restated Certificate of Incorporation and our Bylaws, will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider all candidates recommended by stockholders who comply with the foregoing procedures and satisfy the minimum qualifications for director nominees and have the attributes described in our Corporate Governance Guidelines. Our Bylaws provide that for stockholder nominations to the Board of Directors to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Corporate Secretary and followed the procedures described below under “General Matters—Stockholder Proposals and Nominations.”

Director Independence
Under Nasdaq Listing Rule 5605, a majority of a listed company’s board of directors must consist of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each member of the Board except for Mr. Butler is an “independent director” as that term is defined under Nasdaq Listing Rule 5605(a)(2). Our Board of Directors also determined that each of the current members of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee satisfies the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable, including in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act and, in the case of all members of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act. In making such determinations, our Board of Directors considered their background, employment and affiliations, including family relationships, the relationships that each such non-employee director has with the Company and all other facts and circumstances the committee deemed relevant in determining their independence.
There are no family relationships among any of our directors or executive officers. No arrangements or understandings exist between any director or nominee for election as a director and any other person pursuant to whom such person is to be selected as a director or nominee for election as a director.
Board Meetings, Attendance and Overboarding
The Board of Directors held eight meetings during the year ended December 31, 2025. Each of the incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the year ended December 31, 2025 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). It is the policy of the Board of Directors to have a separate meeting session for the independent directors generally during every regularly scheduled meeting of the full Board of Directors. Any independent director may request a meeting of the independent directors at any time.
As provided in our Corporate Governance Guidelines, all directors are expected to be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties, including preparing for and attending meetings of the Board of Directors and applicable committee meetings as well as the annual meetings of stockholders. All of our directors attended our 2025 annual meeting of stockholders. Our Corporate Governance Guidelines also provide that a retirement age of 72 is generally considered appropriate for our directors, but our Board of Directors may decide to defer retirement in appropriate circumstances. One of our directors, Adrian Adams, is 72 years of age or older. In March 2026, the Nominating and Corporate Governance Committee considered the contributions of Mr. Adams to the Board of Directors and his ability to continue on the Board of Directors and recommended, and the Board of Directors agreed, that it was appropriate to defer retirement for Mr. Adams.
In addition, our Corporate Governance Guidelines also provide that directors should not serve on more than five boards of directors of public companies including the Board of Directors and that directors who are also executive officers of public companies should not serve on more than three boards of directors of public companies, including the board of directors of his or her own company. We also expect that each director will avoid circumstances that create an actual or perceived conflict of interest and we have a process in place to appropriately evaluate any perceived conflict of interest.
Our Nominating and Corporate Governance Committee and Board of Directors regularly evaluate our directors’ commitments at other public companies to confirm compliance with our overboarding policy, discussed above, and to ensure that they are able to devote sufficient time to their duties at Akebia.

Board Qualifications

We believe that the qualifications of our directors should provide a well-balanced combination of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. We believe that our directors have a breadth of functional expertise, with strong public company and industry experience. Six of our eight directors have prior public company board experience and five of our eight directors are currently or were previously the chief executive officer or chief financial officer of a public company, primarily in the pharmaceutical or biotechnology space. Several of our directors have business development and acquisition experience and several have research, commercial and clinical development backgrounds, all of which are essential to our business and the future of the Company.
Board Leadership Structure and Role of the Board in Risk Oversight
Board Leadership Structure
As a general policy, our Board of Directors believes that separation of the positions of Chairperson of the Board of Directors and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. Accordingly, we currently separate the roles of Chief Executive Officer and Chairperson of the Board of Directors, with Mr. Butler serving as our President and Chief Executive Officer and Mr. Adams, who is an independent director, serving as Chairperson of the Board of Directors. As President and Chief Executive Officer, Mr. Butler is responsible for setting the strategic direction for our Company and the day-to-day leadership and performance of our Company, while Mr. Adams, as Chairperson of the Board of Directors, assists with developing the agenda for meetings of the Board of Directors, presides over such meetings of the Board of Directors, including executive sessions of the Board of Directors, facilitates communications between management and the Board of Directors, and performs oversight responsibilities. Our Board of Directors has four standing committees that are chaired by independent directors and consist entirely of independent directors. Our Board of Directors delegates substantial responsibilities to the committees, which then report their activities and actions back to the full Board of Directors. We believe that the independent committees of our Board of Directors and their Chairpersons promote effective independent governance. We believe this structure represents an appropriate allocation of roles and responsibilities for our Company at this time because it strikes an effective balance between management and independent leadership participation in our Board of Directors meetings.
Risk Oversight
The Board of Directors plays an important role in risk oversight at the Company through its decision-making authority as well as through its oversight of management. In particular, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports by the Board of Directors and its committees on topics relating to the risks that the Company faces, (2) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and certain other decisions, (3) the direct oversight of specific areas of the Company’s business by the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Research & Development Committee, and (4) periodic reports from management, the independent auditors and other outside consultants regarding various areas of potential risk including, among others, those relating to our internal control over financial reporting, compliance and cybersecurity matters. The Board of Directors also relies on management to bring significant matters impacting the Company to the attention of the Board of Directors.
Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s system of internal controls, its critical accounting practices and its policies relating to risk assessment and management. As part of this process, the Audit Committee discusses the Company’s major financial, cybersecurity and compliance risk exposures and steps that management has taken to monitor and control such exposure, and oversees the Company’s efforts to remediate any control deficiencies. Oversight by the Audit Committee includes direct communication with the Company’s independent registered public accounting firm. In addition, the Audit Committee establishes, maintains and oversees procedures for the confidential, anonymous submission by Company employees of information regarding accounting, internal controls, auditing or compliance matters, and the investigation of any such reports. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and assesses whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. Our Compensation Committee also oversees risk management activities relating to management succession planning and our human capital management strategy and practices. Oversight by the Compensation Committee includes direct communication with our independent compensation consultants. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors and potential conflicts of interest.
The Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to the Company’s operations. The Board of Directors acknowledges that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to the Company’s operations and believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Board and Committee Evaluations

The Board of Directors and its committees conduct annual evaluations to assess the performance and effectiveness of the Board of Directors, its committees and individual directors. The Board of Directors review is overseen by the Nominating and Corporate Governance Committee and consists of written questionnaires and in-person interviews.

Each year, the Nominating and Corporate Governance Committee reviews and determines the focus areas, scope, and format of the formal self-evaluation. Areas of focus are based on the then-current operations, areas of focus from prior years’ self-evaluations, and input from directors and management. The evaluation process includes an assessment of both the processes and substance of the Board of Directors and its committees, including (i) the Board of Directors' effectiveness, structure, composition, leadership and culture; (ii) the quality of the Board of Directors' discussions and materials; (iii) the Board of Directors' performance in oversight of business performance, strategy, succession planning, risk management, and other key areas; (iv) areas of focus of the Board of Directors and director education; and (v) the meeting structure, format, processes and practices of the Board of Directors and its committees. The Nominating and Corporate Governance Committee and the Board of Directors discuss the results of the evaluation.

In 2025, the Board of Directors used an independent board consultant to assist with the evaluation process. The evaluation was conducted by an experienced outside facilitator and all members of our Board of Directors as well as the members of senior management participated in the formal evaluation process. The independent board consultant interviewed each director and the senior management individually to obtain feedback, and then aggregated and summarized the feedback. The independent board consultant reviewed the results first with the Nominating and Corporate Governance Committee and then with the Board of Directors. Results were shared with management, as appropriate, to assist the Board of Directors and its committees in making enhancements to address opportunities that were identified. In response to input from the formal evaluation process, an action plan was developed. Our Chairperson, committee chairs, and other directors then worked with management to take concrete steps to improve practices, processes and procedures to enhance the Board of Directors' and committees’ effectiveness.

In addition to the formal evaluation, the Board of Directors fosters a culture of continuous engagement. Throughout the year, directors have regular opportunities to provide input directly to the Chairperson, committee chairs, and management on meeting process enhancements, resources, materials, presentations, and agenda topics for meetings and strategic planning sessions of the Board of Directors and its committees. For example, the Board of Directors and each committee meet regularly in executive session without management present, providing a forum for candid discussion. Feedback from these sessions is shared with management, and appropriate follow-up actions are identified and implemented. This year-round engagement model helps ensure that director insights are continuously integrated into the Company’s governance practices and strategic planning, reinforcing the Board of Directors' commitment to high performance and accountability.

Actions taken in response to feedback from past Board of Directors evaluations and other feedback received include:

(i) supporting directors’ discussion and decision-making on the Board of Directors' succession planning and committee membership, including a focus on the future needs and alignment with the Company’s strategy and significant risks;

(ii) enhancing meeting materials to enable directors to focus on the most critical issues and ensuring that materials are clear, concise, and strategically focused;

(iii) taking initiatives to rebalance the presentation versus discussion time in board meetings to provide more time for directors to provide informed oversight and guidance on key strategic items; and

(iv) continuing to provide interim updates to the Board of Directors between quarterly meetings with respect to ongoing matters and new developments.

Board Committees
The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Research & Development Committee, each of which is comprised solely of independent directors and is described more fully below. Each such committee operates pursuant to a written charter, and each committee reviews and assesses the adequacy of its charter annually and submits proposed modifications, if any, to the Board of Directors for approval. The charters for the committees are available on our website (www.akebia.com) under “Investors” at “Corporate Governance.”
The following table sets forth the current composition of each committee of the Board of Directors.

Name	Audit	Compensation	Nominating and Corporate Governance	Research & Development
Adrian Adams (1)		M
Ronald E. Frieson	M		CH
Michael Rogers (1)	CH
Cynthia Smith		CH		M
Philip J. Vickers, Ph.D.		M		M
Myles Wolf, M.D., M.M.Sc.			M	CH
LeAnne M. Zumwalt (1)	M		M
________________
(1)       Nominated for re-election in Proposal 1.
(CH)   Chairperson of the Committee
(M)     Member
Audit Committee
Our Audit Committee, established in accordance with Exchange Act requirements, is currently composed of Mr. Frieson, Mr. Rogers and Ms. Zumwalt, with Mr. Rogers serving as Chairperson. Our Board of Directors has determined that Mr. Frieson, Mr. Rogers and Ms. Zumwalt each meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of The Nasdaq Capital Market. The Board of Directors has determined that Mr. Rogers is an “audit committee financial expert” within the meaning of the SEC regulations and the applicable listing standards of The Nasdaq Capital Market. The Audit Committee’s responsibilities include, among others:
•overseeing our accounting and financial reporting processes and the audits of our financial statements;
•overseeing the independent registered public accounting firm, which we also refer to as independent auditors, including appointing and reviewing the performance of such independent auditors;
•reviewing internal controls;
•reviewing risk assessment and risk management, including with respect to major financial, cybersecurity and compliance risk exposures;
•establishing, maintaining and overseeing procedures for the confidential, anonymous submission of information regarding accounting or auditor matters;
•overseeing our healthcare compliance program;
•reviewing and approving all related person transactions and overseeing our Policy with Respect to Related Person Transactions;
•reviewing and pre-approving audit and permissible non-audit services to be provided by our independent auditor;
•annually reviewing and reassessing the adequacy of the Audit Committee charter;
•establishing, maintaining and overseeing our Code of Conduct; and
•conducting an annual performance self-evaluation to assess the Audit Committee’s purpose, duties and responsibilities.

During the year ended December 31, 2025, the Audit Committee met five times. The report of the Audit Committee is included in this Proxy Statement under “Audit Committee Report.”
Compensation Committee
Our Compensation Committee is currently composed of Mr. Adams, Ms. Smith and Dr. Vickers, with Ms. Smith serving as Chairperson. Dr. Steven C. Gilman served on our Compensation Committee during 2025 and in 2026 through the date of his resignation. Our Board of Directors has determined that each current member of the Compensation Committee is “independent” as defined under the applicable listing standards of The Nasdaq Capital Market and meets the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee any of the responsibilities of the full committee. The Compensation Committee’s responsibilities include:
•reviewing and approving individual and corporate goals and objectives applicable to our executives who are Senior Vice President and above and report directly to our Chief Executive Officer, or non-CEO Executives, and any other individuals whose compensation is required to be approved by the Compensation Committee pursuant to the rules of the Nasdaq Stock Market, or Nasdaq Officers, evaluating their performance in light of such goals and objectives and approving their compensation;
•reviewing and recommending for approval to the Board of Directors individual and corporate goals and objectives for our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of such goals and objectives and his or her compensation;
•engaging, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•conducting the independence assessment outlined in the Nasdaq Listing Rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•annually reviewing and reassessing the adequacy of the Compensation Committee charter;
•reviewing, making recommendations to the Board of Directors, and administering our incentive compensation plans;
•reviewing and approving any tax-qualified, non-discriminatory employee benefit plans and any parallel nonqualified plans for which stockholder approval is not sought and pursuant to which options or stock may be acquired by our officers, directors, employees or consultants;
•reviewing, making recommendations to the Board of Directors, and administering our equity-based plans;
•reviewing and making recommendations to the Board of Directors with respect to director compensation;
•reviewing and approving any proposed employment, severance, retention, change in control or similar agreements for our non-CEO Executives or Nasdaq Officers;
•reviewing and recommending for approval to the Board of Directors any proposed employment, severance, retention, change in control or similar agreements for our Chief Executive Officer;
•reviewing and discussing with management the Compensation Discussion and Analysis to be included in our annual proxy statement or our Annual Report on Form 10-K and preparing the annual Compensation Committee report to be included in our annual proxy statement;
•overseeing and presenting to the Board of Directors our corporate succession plans for the Chief Executive Officer and other senior management positions;
•overseeing and administering the implementation or revision of our compensation recovery or “clawback” policy; and
•conducting an annual self-evaluation to assess the Compensation Committee’s purpose, duties and responsibilities.
During the year ended December 31, 2025, the Compensation Committee met five times. The report of the Compensation Committee is included in this Proxy Statement under "Compensation Committee Report."

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently composed of Mr. Frieson, Dr. Wolf and Ms. Zumwalt, with Mr. Frieson serving as Chairperson. Our Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is “independent” as defined under the applicable listing standards of The Nasdaq Capital Market. The Nominating and Corporate Governance Committee’s responsibilities include:
•developing and recommending to the Board of Directors criteria for Board of Directors and committee membership;
•establishing procedures for identifying and reviewing Board of Director candidates, including nominees recommended by stockholders;
•identifying and reviewing individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and appointed to each of the Board of Directors’ committees;
•reviewing and recommending to the Board of Directors a set of corporate governance principles;
•reviewing and recommending to the Board of Directors the number, responsibilities and membership of the committees of the Board of Directors;
•reviewing and assessing the adequacy of the Company's directors' and officers' liability insurance;

•annually reviewing and assessing the adequacy of the Nominating and Corporate Governance Committee charter;
•overseeing the Company’s director orientation and continuing education for existing directors;
•overseeing the Company’s efforts with regard to corporate responsibility and sustainability, including the impact of environmental, social and governance issues on the Company;
•making a final determination regarding a director’s change in job responsibilities or notification of an invitation to join a new board or other association, if there is disagreement;
•conducting an annual self-evaluation to assess the Nominating and Corporate Governance Committee’s purpose, duties and responsibilities;
•evaluating and making recommendations to the Board of Directors regarding stockholder proposals submitted for inclusion in our annual proxy statement;
•recommending criteria for assessment of the performance of committees other than the Nominating and Corporate Governance Committee, and annually reviewing self-assessments of each other committee; and
•recommending criteria for assessment of the performance of the Board of Directors as a whole, and of individual directors, as well as reviewing and evaluating the responsibilities, performance, operations, size and composition of the Board of Directors and committees.
During the year ended December 31, 2025, the Nominating and Corporate Governance Committee met five times.
Research & Development Committee

Our Research & Development Committee is currently composed of Ms. Smith, Dr. Vickers and Dr. Wolf, with Dr. Wolf serving as Chairperson. Dr. Steven C. Gilman served on our Research & Development Committee during 2025 and in 2026 through the date of his resignation. The Research & Development Committee’s responsibilities relate to the assessment of research and development at the Company, including:
•our research and development strategy and objectives;
•emerging scientific trends and activities that are critical to the success of our research and development;
•an assessment of the suitability, competitiveness and progress of our product candidates; and
•contract manufacturing.
During the year ended December 31, 2025, the Research & Development Committee met four times.

Environment, Social and Governance Matters
The Nominating and Corporate Governance Committee is responsible for oversight of the Company’s efforts with regard to environmental, social and governance, or ESG, matters, including the impact of ESG issues on the Company. Our ESG initiatives are centered around our commitments to the patients we serve, our employees, our communities and the world, and business ethics and values. We are committed to advancing policies and practices focused on these matters and the meaningful and positive change that initiatives in these areas can have on our communities.

Our commitment is to ensure that every employee is included, supported and treated fairly. In furtherance of this goal, we conducted an employee engagement survey to identify the strengths and opportunities around our culture and employee experience. The feedback was shared with our Culture Steering Committee, a team whose remit includes supporting and guiding Akebia as an inclusive and culturally intelligent workplace. Over the past four years this team has worked with executive leadership to move forward several initiatives that will enable us to continue to build an inclusive workplace and to work toward our aspiration to have a workforce comprised of talented individuals with different experiences, perspectives and backgrounds. In 2025, the team developed and implemented a mentorship program to broaden perspectives and development opportunities for employees across the organization. In 2024, this team launched training focused on promoting equal opportunity and mitigating potential bias for all employees.

Our Cambridge office has a Fitwel Certification, a healthy building certification system, and is level two certified. Additionally, we consolidated our office footprint to reduce our use of energy and other resources and have initiated recycling programs, including single stream recycling and recycling cans at every desk. Furthermore, we offer a commuter benefit to all of our hybrid and office-based employees to encourage employees to use public transportation and offer bicycle parking free of charge in the onsite garage.

In addition, we support kidney patient communities where we live and work. We have a copay assistance program that helps to reduce the costs of Auryxia for eligible patients. In 2025, we offered copay assistance to approximately 1,600 patients.
We also have a cross-functional Sponsorship Review Committee that reviews and approves sponsorships and donations based on the relevance of each project to our purpose, business objectives and the communities we serve. We support and work closely with multiple kidney patient advocacy organizations. We believe our involvement with, and support of, patient advocacy programs demonstrates our commitment to our purpose of bettering the life of each person impacted by kidney disease.
With the support and oversight of our Board of Directors and the Nominating and Corporate Governance Committee, we plan to continue to review and advance our efforts related to ESG matters.

Insider Trading Policy
We have adopted an Insider Trading Compliance Policy governing the purchase, sale and/or other dispositions of Company securities by our directors, officers, employees and consultants. We believe the Insider Trading Compliance Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. The Insider Trading Compliance Policy generally prohibits our directors, officers, employees and consultants from engaging in transactions in our securities while in possession of material nonpublic information concerning our Company or our securities.
As part of our Insider Trading Compliance Policy, our directors, officers, employees and consultants are prohibited from engaging in any hedging transactions of our Common Stock, including through variable prepaid forward contracts, equity swaps, collars, exchange funds and similar devices. In addition, such persons are prohibited from holding our Common Stock in a margin account or pledge such shares as collateral for a loan. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Code of Conduct and Corporate Governance Guidelines
We have adopted a Code of Conduct that applies to all of our employees, including those employees responsible for financial reporting and officers, directors, vendors, consultants and contractors, as well as Corporate Governance Guidelines. These documents are available on our website (www.akebia.com) under “Investors” at “Corporate Governance” or by requesting copies in writing from Corporate Secretary at our Cambridge, Massachusetts office. We intend to disclose amendments to the Code of Conduct, or any waivers of its requirements, on our website as may be required by law or the Nasdaq Listing Rules.

DIRECTOR COMPENSATION
The Compensation Committee engaged with independent compensation consultant, Pearl Meyer & Partners, LLC, or Pearl Meyer, to review our director compensation for 2025 and for 2026.

In accordance with the terms of its charter, the Compensation Committee makes recommendations to the Board of Directors regarding director compensation. The Board of Directors discusses the Compensation Committee’s recommendations and has final approval authority with respect to director compensation. The Board of Directors adopted the Fourth Amended and Restated Non-Employee Director Compensation Program, effective January 27, 2025, or the Prior Director Compensation Program. Most recently, the Board of Directors adopted the Fifth Amended and Restated Non-Employee Director Compensation Program, effective January 26, 2026, or the Current Director Compensation Program, which superseded the Prior Director Compensation Program in its entirety and applies to all director compensation beginning January 26, 2026. The Prior Director Compensation Program and the Current Director Compensation Program may be referred to jointly in this Proxy Statement as the “Director Compensation Programs.”
Pursuant to, and in accordance with, the Director Compensation Programs, each director of the Company during 2025 who was not an employee of the Company, which we refer to in this Proxy Statement as a “Non-Employee Director”, was paid cash compensation during the year ended December 31, 2025 as follows:

Annual Cash Retainer ($)
Board of Directors:
Non-Employee Directors	50,000
Additional Retainer for Chairperson	35,000
Audit Committee:
Non-Chair Members	10,000
Chairperson	20,000
Compensation Committee:
Non-Chair Members	7,500
Chairperson	15,000
Nominating and Corporate Governance Committee:
Non-Chair Members	5,000
Chairperson	10,000
Research & Development Committee:
Non-Chair Members	5,000
Chairperson	10,000

Under the Current Director Compensation Program, a Non-Employee Director serving as Chairperson of the Board shall be eligible to receive an additional annual retainer of $40,000 ($35,000 under the Prior Director Compensation Program) for such service.

Under the Director Compensation Programs, each Non-Employee Director is eligible to receive an option to purchase 214,400 shares of Common Stock under the Akebia Therapeutics, Inc. 2023 Stock Incentive Plan, as amended, or the 2023 Plan, or any successor equity incentive plan thereto at the time of such Non-Employee Director’s initial appointment or election to the Board of Directors. We refer to such award throughout this Proxy Statement as an “Initial Award.” Each Initial Award granted under the Director Compensation Programs vests over three years, with 33 1/3% of the shares underlying the Initial Award vesting on the first anniversary of the date of grant and the remaining 66 2/3% of the shares underlying the Initial Award vesting ratably on the first day of each calendar quarter between the first anniversary of the date of grant and the third anniversary of the date of grant, subject to the Non-Employee Director’s continuous service through the applicable vesting date.
In addition, under the Director Compensation Programs, each Non-Employee Director who has served on the Board of Directors for at least six months as of the date of any annual meeting of stockholders and continues to serve on the Board of Directors immediately following such annual meeting of stockholders, will be eligible to receive, on the date of such annual meeting, an option to purchase 53,600 shares of Common Stock and a grant of 35,700 restricted stock units, or RSUs. We refer to such grant of stock options and RSUs in this Proxy Statement as the “Subsequent Awards.” The

Subsequent Awards (i) are granted subject to the terms of the 2023 Plan or any successor equity incentive plan and (ii) vest in full on the first anniversary of the grant date, subject to the Non-Employee Director’s continuous service through the applicable vesting date. These stock options have a 10-year term and are granted with an exercise price equal to the fair market value of a share of Common Stock on the date of grant. Pursuant to the form of stock option agreement and form of RSU agreement for the Non-Employee Directors adopted by the Board of Directors under the 2023 Plan or any successor equity incentive plan, if, in connection with a change in control (as such term is defined in the applicable award agreement), the outstanding Initial Award and Subsequent Awards held by a Non-Employee Director is not assumed or continued, and a new equity award is not granted in substitution thereof by the acquirer or survivor of a change in control (or an affiliate of the acquirer or survivor) in accordance with the terms of the 2023 Plan or any successor equity incentive plan, any unvested portion of such Initial Award and Subsequent Awards will vest in full upon such change in control.
2025 Director Compensation
The following table sets forth a summary of the compensation earned by each Non-Employee Director during the fiscal year ended December 31, 2025. Other than as set forth in the table below, we did not pay any cash compensation, make any equity awards or non-equity awards to, or pay any other compensation to any Non-Employee Director during the year ended December 31, 2025. Mr. Butler, our President and Chief Executive Officer, received no additional compensation for his service as a director and, consequently, is not included in the table below. The compensation received by Mr. Butler as an employee of the Company during 2025 is presented in the “2025 Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards($)(2)	All Other Compensation ($)	Total ($)
Adrian Adams (3)	92,500	139,944	182,582	—	415,026
Ronald E. Frieson (4)	70,000	139,944	182,582	—	392,526
Steven C. Gilman, Ph.D. (5)	62,500	139,944	182,582	—	385,026
Michael Rogers (6)	70,000	139,944	182,582	—	392,526
Cynthia Smith (7)	70,000	139,944	182,582	—	392,526
Myles Wolf, M.D., M.M.Sc. (8)	65,000	139,944	182,582	—	387,526
LeAnne M. Zumwalt (9)	65,000	139,944	182,582	—	387,526

(1)Amounts listed represent fees earned in cash during the year ended December 31, 2025.
(2)The amounts reported in the “Stock Awards” and “Option Awards” columns above represent the aggregate fair value amount of the RSUs and time-based stock options granted during the year ended December 31, 2025, respectively, computed as of the grant date of such RSUs and stock options, respectively, in accordance with Accounting Standards Codification, or ASC, Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the RSUs and stock options are set forth in Note 14 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 26, 2026.
(3)As of December 31, 2025, Mr. Adams held options to purchase 249,000 shares of our Common Stock and 35,700 RSUs.
(4)As of December 31, 2025, Mr. Frieson held options to purchase 223,800 shares of our Common Stock and 35,700 RSUs.
(5)As of December 31, 2025, Dr. Gilman held options to purchase 301,403 shares of our Common Stock and 35,700 RSUs. Dr. Gilman resigned from the Board effective April 1, 2026.
(6)As of December 31, 2025, Mr. Rogers held options to purchase 301,403 shares of our Common Stock and 35,700 RSUs.
(7)As of December 31, 2025, Ms. Smith held options to purchase 249,000 shares of our Common Stock and 35,700 RSUs.
(8)As of December 31, 2025, Dr. Wolf held options to purchase 264,000 shares of our Common Stock and 35,700 RSUs.
(9)As of December 31, 2025, Ms. Zumwalt held options to purchase 243,900 shares of our Common Stock and 35,700 RSUs.

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO OUR NINTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO (I) INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 375,000,000 TO 525,000,000 AND (II) INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 350,000,000 TO 500,000,000

We are asking our stockholders to approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock. Our authorized capital stock presently consists of 350,000,000 shares of Common Stock, and 25,000,000 shares of preferred stock, $0.00001 par value per share, or Preferred Stock. On April 15, 2026, our Board of Directors approved, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to (i) increase the number of authorized shares of capital stock from 375,000,000 to 525,000,000 and (ii) increase the number of authorized shares of our Common Stock from 350,000,000 to 500,000,000. The proposed amendment to our Restated Certificate of Incorporation would not increase or otherwise affect our authorized Preferred Stock. Our Common Stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to our currently outstanding Common Stock.

As of March 31, 2026, a total of 267,898,415 shares of Common Stock were issued and outstanding, no shares were held in treasury, and there were no shares of preferred stock issued or outstanding. As of March 31, 2026, there were (i) 8,904,236 time-based RSUs outstanding under our equity incentive plans, (ii) 175,250 performance based PSUs outstanding under our equity incentive plans, (iii) options outstanding to purchase an aggregate of 21,871,531 shares of Common Stock under our equity incentive plans, inducement awards, and arrangements and (iv) an aggregate of 16,482,848 and 4,164,300 shares of Common Stock reserved for future grants or purchases under our 2023 Plan and the Amended and Restated 2014 Employee Stock Purchase Plan, or ESPP, respectively. Additionally, as of March 31, 2026, (i) an aggregate of 2,115,385 shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants and (ii) based on $1.39, the closing price per share of our common stock on The Nasdaq Capital Market on March 31, 2026, an aggregate of up to 22,990,395 shares of Common Stock were reserved for sale and issuance pursuant to an “at the market offering” under the Amended and Restated Open Market Sale Agreement, dated September 3, 2024, by and between us and Jefferies LLC, as agent. The actual number of shares that can be issued under such agreement will vary depending on the sales prices under the "at the market offering." Accordingly, out of the 350,000,000 shares of Common Stock presently authorized, 321,611,965 shares were issued or reserved for issuance and 28,388,035 shares of Common Stock are unreserved and remain available for future issuance as of March 31, 2026.

Overview of the Proposed Amendment

A copy of the amendment to our Restated Certificate of Incorporation is attached as Appendix A to this proxy statement. The proposed amendment provides that Section (a) of Article FOURTH of our Restated Certificate of Incorporation be deleted in its entirety and replaced by the following in lieu thereof:

“(a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 525,000,000, consisting of (i) 500,000,000 shares of Common Stock, par value $0.00001 per share (“Common Stock”), and (ii) 25,000,000 shares of Preferred Stock, par value $0.00001 per share (“Preferred Stock”). Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the “Board of Directors”).”

The proposed amendment, if approved by our stockholders, would become effective upon the filing of a Certificate of Amendment of our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by stockholders, to elect not to proceed with the proposed amendment if the Board of Directors determines that the proposed amendment is no longer in our best interests and the best interests of our stockholders.

If our stockholders approve the proposed amendment, subject to the discretion of our Board of Directors, we intend to file the Certificate of Amendment of our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable after the Annual Meeting.

Rationale for the Proposed Amendment

Over the past several years, we have used shares of our Common Stock to, among other things, incentivize and compensate employees, engage in financings, engage in strategic transactions and for other general corporate purposes. Our Board of Directors believes that it is in the best interests of our company to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for potential business needs. The increase in the number of authorized but unissued shares of Common Stock would enable us, without the expense and delay of seeking stockholder approval, to issue shares from time to time as may be required for proper business purposes.

We anticipate that we may issue additional shares of Common Stock in the future in connection with one or more of the following:

• licenses, partnerships, collaborations and other similar transactions;
• other strategic investments and transactions;
• our equity incentive plans and our ESPP;
• financing transactions, such as public or private offerings of Common Stock or convertible securities; and
• other corporate purposes that our Board of Directors determines are in the best interests of the Company and its stockholders.

At this time, we do not have any plans, proposals or arrangements, written or oral, to issue any of the proposed additional authorized shares of Common Stock for general corporate or any other purposes. However, our Board of Directors believes that the availability of additional authorized shares of our Common Stock will afford us needed flexibility in acting upon financing transactions to strengthen our financial position and/or engaging in strategic activities without using cash. Unless required by applicable law or stock exchange rules, no further vote of the holders of Common Stock will be required with respect to any such transaction.

If the proposed amendment is not adopted and approved by our stockholders, it will not be filed with the Secretary of State of the State of Delaware, and our authorized shares of capital stock will remain at 375,000,000 shares and our authorized shares of our Common Stock will remain at 350,000,000 shares. Failure by the stockholders to approve the proposed amendment may preclude our Board of Directors from pursuing any of the potential corporate opportunities described above, which would limit our flexibility in considering and planning for potential business needs.

Potential Effects of the Proposed Amendment

The additional shares of Common Stock for which authorization is sought would be identical in powers, privileges and rights to the shares of Common Stock that are now authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities that we may issue.

The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our Common Stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our Common Stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the company than they presently own.

The issuance of additional shares of Common Stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Akebia. We are not aware of any attempts on the part of a third party to effect a takeover of Akebia, and the amendment has been proposed for the reasons stated above and not with the intention that any increase in the authorized shares of Common Stock be used as an anti-takeover device.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR NINTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO (I) INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 375,000,000 TO 525,000,000 AND (II) INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 350,000,000 TO 500,000,000.
(PROPOSAL 2 ON YOUR PROXY CARD)

PROPOSAL 3—ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our executive officers named in the “2025 Summary Compensation Table” under “Executive Compensation,” who we refer to as our “named executive officers,” as disclosed in this Proxy Statement in accordance with the SEC’s rules and regulations. This proposal, which is commonly referred to as “say-on-pay,” is required to be included in this Proxy Statement pursuant to Section 14(a) of the Exchange Act. Section 14(a) of the Exchange Act also requires that stockholders have the periodic opportunity to cast an advisory vote with respect to whether the future executive compensation advisory vote will be held every one, two or three years, which is the subject of Proposal 4. At the Company’s 2020 annual meeting of stockholders, stockholders voted to hold an advisory vote every year.
As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, our overall executive compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. Under this program, our named executive officers’ compensation is based on the achievement of key strategic and business goals that were developed based on the Company’s mission and core values. The program consists of a combination of base salary, an annual cash bonus, long-term equity incentive compensation, and other employee benefits generally available to our employees, and is designed to align our executive compensation program with the interests of our stockholders by reflecting a pay-for-performance philosophy that supports our business strategy. At the same time, the Board of Directors believes that the program does not encourage excessive risk-taking by management. The “Executive Compensation” section of this Proxy Statement beginning on page 25, including “Compensation Discussion and Analysis,” describes the executive compensation program and the decisions made by the Compensation Committee and the Board of Directors with respect to the compensation for our named executive officers for the year ended December 31, 2025.
The Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. Neither the outcome of this advisory vote nor of the advisory vote included in Proposal 4 overrules any decision by the Company or the Board of Directors (or any committee thereof), creates or implies any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or creates or implies any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
(PROPOSAL 3 ON YOUR PROXY CARD)

PROPOSAL NO. 4—ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In Proposal 3, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers. In this Proposal 4, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of the future executive compensation advisory vote.

Stockholders may vote for a frequency of every one, two or three years, or may abstain.

The Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of the future executive compensation advisory vote. However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote to approve executive compensation more or less frequently. In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years.

After careful consideration, the Board of Directors believes that an executive compensation advisory vote should be held every year, and therefore our Board of Directors recommends that you vote for a frequency of every ONE YEAR for the future executive compensation advisory vote.

The Board of Directors believes that an annual executive compensation advisory vote will facilitate more direct stockholder input about executive compensation. An annual executive compensation advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking input from our stockholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for our Company at this time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF EVERY “ONE YEAR”.

(PROPOSAL 4 ON YOUR PROXY CARD)

EXECUTIVE OFFICERS
Below is the biographical information of the individuals who serve as our executive officers as of April [●], 2026.

Name	Age	Position
John P. Butler	61	President, Chief Executive Officer and Director
Erik J. Ostrowski	53	Senior Vice President, Chief Financial Officer, Chief Business Officer and Treasurer
Steven K. Burke, M.D.	65	Senior Vice President, Chief Research & Development and Medical Officer
Nicholas P. Grund	56	Senior Vice President, Chief Commercial Officer
Carolyn M. Rucci (1)	45	Senior Vice President, Chief Legal Officer and Secretary
(1) Ms. Rucci was appointed as our Senior Vice President, Chief Legal Officer and Secretary effective as of January 26, 2026.
John P. Butler’s biography is included under “Director Biographies—Class II Directors” above.

Erik J. Ostrowski joined Akebia in June 2024 as Senior Vice President, Chief Financial Officer, Chief Business Officer and Treasurer. Prior to joining Akebia, Mr. Ostrowski served as President, Interim Chief Executive Officer, Chief Financial Officer, and Treasurer of AVROBIO, Inc., a public biotechnology company, from May 2023 to June 2024 and served as its Chief Financial Officer and Treasurer from January 2019 to May 2023. From 2014 to 2018, Mr. Ostrowski served as the Chief Financial Officer of Summit Therapeutics plc., a public biotechnology company. Prior to that, he served as Vice President of Finance at Organogenesis Inc., a biotechnology company, from July 2010 to June 2014. Prior to 2010, Mr. Ostrowski worked in investment banking, most recently as a director with Leerink Partners LLC. Mr. Ostrowski began his career as an accountant with Coopers & Lybrand (now PricewaterhouseCoopers LLP). Mr. Ostrowski served on the
Board of Directors of Faron Pharmaceuticals Oy, a public biopharmaceutical company, from April 2022 to April 2024. He received a B.S. in accounting and economics from Babson College and an M.B.A. from the University of Chicago Booth School of Business.
Steven K. Burke, M.D. joined Akebia in August 2019 and currently serves as Senior Vice President, Chief Research & Development Officer and Medical Officer. Prior to joining Akebia, from August 2006 to July 2019, Dr. Burke served as Senior Vice President and Chief Medical Officer of Proteon Therapeutics, Inc., a company developing therapeutics focused on patients with kidney and vascular diseases. From 2001 to 2006, Dr. Burke served as Senior Vice President of Medical and Regulatory Affairs at Genzyme. From 1994 to 2000, Dr. Burke held roles at GelTex Pharmaceuticals, Inc. including Vice President of Clinical Research and Medical Director, and before that he held positions at Glaxo, Inc. Dr. Burke received an A.B. from Harvard College and an M.D. from Cornell University Medical College. He completed a medical residency and fellowship at Brigham and Women’s Hospital and is certified by the American Board of Internal Medicine.
Nicholas P. Grund joined Akebia in January 2024 as Senior Vice President, Chief Commercial Officer. Prior to joining Akebia, Mr. Grund served as the President of Eurofins Transplant Genomics, a biotechnology company, from January 2021 to November 2022. From May 2019 to December 2020, Mr. Grund was the owner of and consultant at NG Strategy Consulting, a consulting company. Prior to NG Strategy Consulting, Mr. Grund served as the Chief Commercial Officer of AMAG Pharmaceuticals, Inc., or AMAG, a pharmaceutical company, from January 2016 to March 2019. Prior to joining AMAG, Mr. Grund served from 2002 to 2015 in various positions of increasing responsibility at Genzyme Corporation, a Sanofi company, where he was Head of Specialty Care. Prior to Genzyme Corporation, Mr. Grund progressed through a number of senior finance roles in the Critical Care Business Unit of Bayer Diagnostics from 1995 to 2002. Mr. Grund holds an M.B.A. from Northeastern University and a B.S. in business administration from the University of Massachusetts.

Carolyn M. Rucci joined Akebia in 2021 and currently serves as Senior Vice President, Chief Legal Officer and Secretary. Previously, Ms. Rucci served as our General Counsel from May 2022 to January 2026 and as our Vice President, Legal from September 2021 to May 2022. Prior to joining Akebia, Ms. Rucci worked at AMAG Pharmaceuticals, Inc. from 2016 to 2021, most recently as Vice President and Deputy General Counsel, Corporate. Ms. Rucci began her career in the corporate group at Wilmer Cutler Pickering Hale and Dorr LLP, rising to the level of Counsel, where she provided strategic business guidance to public and private companies in the life sciences and technology industries on corporate matters, including general corporate governance, securities law compliance and disclosures, mergers and acquisitions, licensing transactions and financings. Ms. Rucci received a B.S. from Trinity College and a J.D. from Boston University School of Law.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section discusses the material elements of our executive compensation policies and decisions for our executive officers named in the “2025 Summary Compensation Table” below, referred to herein as our “named executive officers,” and important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and is intended to place in perspective the information presented in the following tables and the corresponding narrative.
Our named executive officers for the year ended December 31, 2025 are as follows:
•John P. Butler, President and Chief Executive Officer;
•Erik J. Ostrowski, Senior Vice President, Chief Financial Officer, Chief Business Officer and Treasurer;
•Steven K. Burke, M.D., Senior Vice President, Chief Research & Development and Medical Officer; and
•Nicholas P. Grund, Senior Vice President, Chief Commercial Officer
Executive Summary
Our Company
We are a fully integrated biopharmaceutical company with two commercial products for patients impacted by kidney disease. We have built a business focused on developing and commercializing innovative therapeutics that we believe serve as a foundation for future growth, including by contributing net product revenue to support the development and advancement of our robust pipeline of mid-stage programs targeting rare kidney diseases and early-stage programs targeting kidney disease and non-kidney focused indications.
We have established the Company as a leader in the kidney community and believe our cross-organizational expertise in kidney disease positions us for success. Chronic kidney disease, or CKD, is a condition in which the kidneys are progressively damaged to the point that they cannot properly filter the blood circulating in the body. This damage causes waste products to build up in the patient’s blood, leading to other health problems, including anemia, cardiovascular disease and bone disease. CKD significantly impacts the United States, or U.S., healthcare system, potentially affecting approximately 35.5 million patients. In 2022, in the U.S. treating Medicare beneficiaries with CKD cost an estimated $95.7 billion, and treating people on dialysis cost an estimated $45.3 billion. Our two commercial products address certain complications of kidney disease.
Our current product portfolio includes:
Vafseo® (vadadustat) is an orally administered medicine that was approved by the U.S. Food and Drug Administration in March 2024 for the treatment of anemia due to CKD in adult patients on dialysis for at least three months. The current U.S. market opportunity for the treatment of anemia due to CKD in patients with dialysis is approximately $1 billion based on current erythropoiesis stimulating agent pricing. Vafseo is the only oral hypoxia inducible factor, or HIF, based treatment available in the U.S. Vafseo entered the market in January 2025, at which time we had commercial supply agreements for the purchase of Vafseo in place with dialysis organizations caring for nearly 100% of dialysis patients in the U.S. Throughout 2025, we worked closely with dialysis organizations as their medical teams developed, implemented and operationalized protocols to enable prescribers to write Vafseo prescriptions for clinically appropriate patients. Currently, approximately 290,000 dialysis patients in the U.S. have prescribing access to Vafseo.

Vafseo is approved for use in adults in 37 countries and is marketed in certain countries outside the U.S. by our partners.

Auryxia® (ferric citrate) is an orally administered medicine approved and marketed in the U.S. for two indications: (1) the control of serum phosphorus levels in adult patients with dialysis dependent chronic kidney disease, and (2) the treatment of iron deficiency anemia in adult patients with non-dialysis-dependent chronic kidney disease.

Today, we market Auryxia in the U.S. Auryxia became part of our portfolio in 2018 and has historically contributed meaningful revenue to the business. In March 2025, Auryxia reached loss of exclusivity. On March 11, 2026, Teva Pharmaceuticals Ltd. received approval for its Abbreviated New Drug Application for Auryxia, which we expect will compete with Auryxia. If additional generics are approved and enter the market, we expect it will adversely impact our revenue. Ferric citrate is approved for use and marketed in certain countries outside the U.S. by our partners.

Our development pipeline includes:

Our mid-stage rare kidney disease pipeline assets, praliciguat and AKB-097, are being evaluated to target areas of unmet need. In June 2021, we licensed praliciguat from Cyclerion Therapeutics, Inc. via an exclusive global license, which includes certain intellectual property rights to research, develop and commercialize the asset. Praliciguat is an oral, once-daily soluble guanylate cyclase stimulator. We are evaluating praliciguat for the treatment of biopsy-confirmed focal segmental glomerulosclerosis, a rare kidney disease, in a Phase 2 clinical trial. The first patient was dosed in this trial in December 2025. We also plan to assess the use of praliciguat in other rare podocytopathies in the future.

In November 2025, we entered into an asset purchase agreement with Q32 Bio Inc. and Q32 Bio Operations Inc., together Q32, pursuant to which we purchased and assumed substantially all assets and liabilities of Q32 and its affiliates related to the research, development, manufacture and commercialization of Q32’s clinical-stage development candidate known as ADX-097, now referred to as AKB-097, an anti-C3d-Factor H fusion protein complement inhibitor. AKB-097 is a potential next-generation complement inhibitor, and we believe AKB-097 has applicability across a wide range of complement-mediated rare kidney diseases. AKB-097 is intended to provide targeted regulation of complement activation at sites of tissue injury while limiting systemic complement inhibition. We expect to initiate a Phase 2 basket study in the second half of 2026 to evaluate AKB-097 for the following indications: IgA Nephropathy; C3 Glomerulopathy; and Lupus Nephritis.

Our early-stage pipeline assets include AKB-9090 and AKB-10108, which are HIF molecules. We plan to initially evaluate AKB-9090 for the treatment of cardiac surgery-related acute kidney injury, and we dosed the first patient in a Phase 1 study in healthy volunteers in April 2026. We may also study AKB-9090 in acute respiratory distress syndrome, as well as other acute treatment indications. AKB-10108 will potentially be evaluated for retinopathy of prematurity, in neonates, and other indications, and is currently in preclinical development.

We continue to explore additional commercial and development opportunities to expand our pipeline and portfolio of novel therapeutics through both internal research and external innovation to leverage our fully integrated team.

Key Compensation Decisions and Actions in 2025 and Early 2026

The Board of Directors and the Compensation Committee took several actions in 2025 and the first three months of 2026 taking into account our compensation philosophy and objectives, the needs and performance of our Company, individual performance, and other factors such as market data and industry best practices.
•Base Salary Adjustments. The Board of Directors, upon recommendation by the Compensation Committee, reviewed and approved the base salary of our Chief Executive Officer, and the Compensation Committee reviewed and approved the base salaries of our other named executive officers in early 2025. Each of our named executive officers received annual merit-based salary adjustments to reflect their performance and contributions and to maintain reasonable positioning relative to our peer companies.
•Annual Cash Bonus. In early 2025, the Board of Directors, upon recommendation by the Compensation Committee, approved certain performance goal categories with specific goals falling into each category, each with its own weighting to reflect their importance to our business. These goals relate to Vafseo and Auryxia product revenue, as well as lifecycle management, pipeline, financial objectives and people. In early 2026, the Board of Directors, upon recommendation by the Compensation Committee, reviewed our achievements against our 2025 corporate goals and approved the achievement of 90% of our 2025 corporate goals for our executive officers. The annual cash bonuses paid to our eligible named executive officers in early 2026 for 2025 performance were based entirely on the achievement of these corporate performance goals.
•Long-Term Incentives. In early 2025, the Board of Directors, upon recommendation by the Compensation Committee, approved annual grants of time-based stock options and RSUs that vest over time and upon the achievement of certain performance conditions to our Chief Executive Officer, and the Compensation Committee approved annual grants of time-based stock options and RSUs to our other named executive officers.

•Severance Agreements. In late 2025, the Board of Directors approved new amended and restated executive severance agreements with each of Mr. Butler and Mr. Ostrowski. The new agreements were intended to align the compensatory aspects of their contracts to certain market practices. This included, but is not limited to, eliminating the single trigger treatment of any new equity awards in the event of a change in control and introducing a more customary double trigger feature, as well as modifying their respective cash and benefits severance amounts to be aligned with prevailing market practice.
Compensation Design
Compensation Philosophy and Objectives
In 2025, our named executive officer compensation policies and programs were designed to pay for performance that reflects the Company’s mission and core values. Within this overarching principle, there are a number of key objectives underpinning our 2025 named executive officer compensation program:
•Attract and retain individuals who we believe best represent our core values and can make significant contributions towards achieving our purpose of bettering the life of each person impacted by kidney disease;
•Motivate and reward individuals for attaining corporate performance goals that support our purpose; and
•Foster long-term alignment of executive officer, stockholder and other stakeholder interests.

Alignment with Company Strategy, Mission and Core Values
Our named executive officer compensation policies have reinforced our compensation philosophy. While fixed compensation, such as base salary and benefits, are primarily designed to be competitive in the biopharmaceutical marketplace for employees, a substantial portion of our named executive officers’ compensation is linked to achieving scientific, business, organizational and operational goals through means that reflect our mission and core values.
The annual cash bonuses paid to our named executive officers are based entirely on corporate performance goals established by the Board of Directors. Our executives make strategic decisions that influence the Company, and we believe it is appropriate to reward performance against corporate performance goals that are driven by adherence to our mission and core values.
We provide a significant portion of our executive compensation in the form of long-term incentives, including stock options and RSUs to our executive officers that vest over time. These equity awards are a key aspect of our compensation philosophy and serve to align the interests of our named executive officers with our stockholders. The time-based equity awards that we provide to our executive officers are inherently performance-based as they are tied to future increases or decreases in the value of our stock. We believe that equity awards with a time-based vesting feature promote retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. In 2025, we also granted RSUs to our Chief Executive Officer that vest upon the achievement of certain performance conditions.
The Board of Directors, in the case of the Chief Executive Officer, and the Compensation Committee, in the case of the other named executive officers, use a comparative framework to assess total compensation mix, but they do not have a pre-established policy for allocating total compensation. Rather, the Board of Directors and the Compensation Committee, as applicable, subjectively determine the appropriate level and mix of total compensation based on our compensation philosophy, peer group and broader market data, expected future contribution, experience, impact and individual performance.

We are committed to a pay for performance culture and philosophy that also reflects the Company’s mission and core values. Our Chief Executive Officer’s pay is primarily performance-based, reflecting performance against pre-established corporate performance goals and share price performance. As shown below, our Chief Executive Officer's target compensation value increased in 2025 as compared to 2024 primarily due to an increase in long-term incentive value, resulting from an increased stock price (33.33%) at December 31, 2025 as compared to the grant date of the 2025 annual awards. However, realizable compensation for both 2024 and 2025 fell below target values for both years. This is due to the “in the money” value of options used in realizable pay and demonstrates the strong performance orientation of our compensation program. Our long-term equity incentive awards require meaningful stock price appreciation to deliver target or above target value, reinforcing our commitment to maintaining a compensation structure that is highly aligned with and sensitive to stockholder outcomes.

(1)Reflects annual salary, target bonus, and grant date fair value of long-term incentive awards.
(2)Reflects annual salary, actual bonus, and "in-the-money" long-term incentive award values at December 31, 2024 and December 31, 2025, respectively.

Primary Elements of our Annual Executive Compensation Program
The primary elements of our executive compensation program are:

Element	Purpose	Key Features and Timing

Base Salary	Provide competitive, fixed compensation to attract and retain top executive talent who we believe best represent our core values and can make significant contributions towards achieving our purpose of bettering the life of each person impacted by kidney disease
•Cash-based
•Initial base salaries are set at the time of hire, and adjustments to base salaries are considered in conjunction with changes in job responsibilities or annually as part of our merit increase process

Annual Cash Bonus (at-risk cash)	Performance-contingent compensation to motivate and reward executives for attaining rigorous corporate performance goals that support our purpose of bettering the life of each person impacted by kidney disease
•Cash-based
•Based entirely on achievement of corporate goals, in accordance with the Company’s then in effect Cash Incentive Plan
•Generally measured and paid out on an annual basis, typically annually following the close of the previous fiscal year

Long-term Incentives (at risk equity)	Variable incentive compensation to promote equity performance, support retention and foster long-term alignment of executive and stakeholder interests
•Equity-based
•Generally granted in a combination of annual time-based stock options and RSUs, but may include performance stock units, or PSUs, performance-based stock options or stock appreciation rights, or SARs, each of which vests over time
•Based on blended peer group and broader market data, market competitiveness, expected future contribution, experience, impact and individual performance relative to similar positions within the Company
•Generally granted at the time of hire, and annually following the close of the fiscal year in accordance with the terms of the 2023 Plan, though may also be granted on a non-recurring basis to incentivize the achievement of specific corporate goals or help retain executives

Benefits	Provide additional benefits to attract and retain top executive talent	•Includes payment of insurance premiums and other general benefits available to other employees

The total target compensation, which included base salary, target annual cash bonuses and equity incentive awards, for our Chief Executive Officer and our other named executive officers in 2025 is as shown in the charts below.

2025 Compensation Decisions and Outcomes
Role of our Compensation Committee and Executive Officers
The Compensation Committee, comprised entirely of independent directors, is responsible for overseeing our compensation philosophy and operates under a written charter. Among other things, the role of the Compensation Committee is to seek to ensure that compensation decisions represent sound fiscal policy and enable us to attract and motivate qualified personnel, review and approve the compensation of executives other than our Chief Executive Officer, and recommend to the Board of Directors the compensation of the Chief Executive Officer and the Board of Directors. The Board of Directors retains authority to approve the compensation of our Chief Executive Officer, upon recommendation by the Compensation Committee.
The Compensation Committee conducts an annual review of the performance and compensation of each of our executive officers, including our Chief Executive Officer. In making its executive compensation determinations, the Compensation Committee and, if applicable, the full Board of Directors, considers recommendations from our Chief Executive Officer for our named executive officers (other than himself). In making his recommendations, our Chief Executive Officer has access to various third-party compensation surveys and compensation data provided by our Compensation Committee’s independent compensation consultant, as described below. While our Chief Executive Officer discusses his recommendations for the other named executive officers with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. Similarly, in making its recommendation to the Board of Directors on the compensation of the Chief Executive Officer, the Compensation Committee has access to various third-party compensation surveys and compensation data provided by the Compensation Committee’s independent compensation consultant, as described below. From time to time, various other members of management and other employees as well as outside advisors or consultants, including the Compensation Committee’s independent compensation consultant, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. No named executive officer is present during voting or deliberations on his or her own compensation.

Say-on-Pay Advisory Vote
Each year, pursuant to Section 14(a) of the Exchange Act, we submit to our stockholders a proposal to vote, on an advisory, non-binding basis, to approve the compensation of our named executive officers disclosed in our Proxy Statement. We first held this vote at the 2020 annual meeting of stockholders, during which our stockholders voted that we hold such a vote every year. This year we are asking that our stockholders vote to continue to hold such vote every year.
In setting compensation, the Compensation Committee and the Board of Directors also consider the results of this “say-on-pay” vote. In 2024, this proposal received the support of 50.8% of the votes cast. In 2025, this proposal received the support of 74% of the votes cast. While the say-on-pay vote is advisory and not binding on the Company, we strongly value the opinions of our stockholders as expressed in the say-on-pay outcome.

Engagement with our stockholders is very important to us and is conducted routinely throughout the year on a formal and informal basis. In late 2025, members of our senior management team proactively reached out to our top 50 stockholders, which included 36 institutional stockholders and 14 retail stockholders, representing 52.4% of our then outstanding Common Stock. The primary purpose of this outreach was to solicit feedback on our governance structure and executive compensation practices. Senior management informed these stockholders that the Board of Directors was also available to address any questions or concerns, and our calls with two of our institutional investors included director participation. A number of investors did not respond to our request for engagement. Senior management engaged with approximately four retail investors, whose feedback included a recommendation to specifically tie executive compensation to the Company's share price performance. Several investors responded that they were supportive of our executive compensation practices and declined to speak with management.

Our senior management team discussed the feedback from these stockholders with the Compensation Committee, the Nominating and Governance Committee and the Board of Directors, and the Compensation Committee considered stockholder feedback related to linking executive compensation to value creation in the grant of compensation to our executive officers. Our use of PSUs in 2025 is responsive to that feedback. The Board of Directors is committed to engaging with stockholders in a meaningful way to address any concerns or issues that stockholders may have with respect to our executive compensation program. Stockholders who would like to discuss any issues relating to our executive compensation program should communicate with the Board of Directors by following the procedures described in this Proxy Statement under the "General Matters — Contacting the Board of Directors".
Role of our Independent Compensation Consultant
As a part of reviewing, recommending and determining, as applicable, compensation for our named executive officers for the year ended December 31, 2025, the Compensation Committee engaged Pearl Meyer as an independent compensation consultant. We first engaged Pearl Meyer during the second quarter of 2020. Pearl Meyer provided analyses and recommendations to the Compensation Committee regarding:
•trends and emerging topics with respect to executive compensation;
•peer group selection for executive compensation benchmarking;
•compensation practices of our peer group;
•compensation programs for executives, directors and all of our employees; and
•stock utilization and related metrics.
Pearl Meyer was engaged by the Compensation Committee and periodically meets with certain members of the Company’s senior management team for purposes of gathering information for its analyses and recommendations. In addition, when requested, Pearl Meyer representatives attended meetings of the Compensation Committee, including executive sessions in which executive compensation issues were discussed.
In determining to engage Pearl Meyer, the Compensation Committee reviewed Pearl Meyer’s independence, taking into consideration relevant factors, including (i) the absence of other services provided to the Company by Pearl Meyer, (ii) the amount of fees the Company paid to Pearl Meyer as a percentage of Pearl Meyer’s total revenue, (iii) the policies and procedures of Pearl Meyer that are designed to prevent conflicts of interest, (iv) any business or personal relationship of the individual compensation advisors employed by Pearl Meyer with an executive officer of the Company or any member of the Compensation Committee, and (v) any stock of the Company owned by Pearl Meyer or the individual compensation advisors employed by Pearl Meyer. Our Compensation Committee determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Pearl Meyer and the individual compensation advisors employed by Pearl Meyer as compensation consultants to the Compensation Committee has not created any conflicts of interest, and that Pearl Meyer is an independent compensation consultant pursuant to the independence standards set forth in The Nasdaq Capital Market listing standards promulgated pursuant to Section 10C of the Exchange Act.
Executive Compensation Process
The Compensation Committee compares our executive compensation against a peer group to determine market trends and competitiveness. On an annual basis, the Compensation Committee reviews the companies in our peer group, as well as the Compensation Committee consultant’s recommendations regarding which companies should be added to or removed from the peer group. The Compensation Committee may also adjust the peer group to ensure it properly reflects the market in which we compete for executive talent.
The Compensation Committee retained Pearl Meyer to evaluate our executive compensation program and recommend a course of action for 2025. In determining the 2025 base salaries, annual cash bonuses and long-term incentives for our named executive officers, our Compensation Committee relied on the following peer group, or the 2025 Peer Group:

Ardelyx, Inc.	Karyopharm Therapeutics Inc.	Theravance Biopharma, Inc.
Coherus BioSciences, Inc.	MacroGenics, Inc.	uniQure N.V.
Collegium Pharmaceutical, Inc.	Marinus Pharmaceuticals, Inc.	UroGen Pharma Ltd.
Enanta Pharmaceuticals, Inc.	Ocular Therapeutix, Inc.	Vanda Pharmaceuticals Inc.
Esperion Therapeutics, Inc.	OptiNose, Inc.	Xeris Biopharma Holdings, Inc.
Evolus, Inc.	Puma Biotechnology, Inc.	Y-mAbs Therapeutics, Inc.
Heron Therapeutics, Inc.	Rigel Pharmaceuticals, Inc.

Cara Therapeutics, Inc., Eagle Pharmaceuticals, Inc., Intercept Pharmaceuticals, Inc., and Mirum Pharmaceuticals, Inc. were included in our peer group for 2024, but removed from the 2025 Peer Group because their market capitalization or operating size moved outside of our targeted range or due to M&A activity. Esperion Therapeutics, Inc., Heron Therapeutics, Inc., Rigel Pharmaceuticals, Inc., and uniQure N.V. were added to the 2025 Peer Group.
Pearl Meyer focused on developing a peer group that:
•comprised U.S. based public companies traded on a major exchange and operating in the biotechnology or pharmaceutical industries, including companies in the greater Boston area;
•captured commercial stage companies comparable in terms of market capitalization/valuation, revenue, cash runway, operating expenses and headcount; and
•is sensitive to the criteria proxy advisors will apply when determining their recommendations with respect to the advisory vote on executive compensation.

The 2025 Peer Group was developed using an objective process based on specific metrics that were used to evaluate and, as needed update, our approved peer group for 2024, including to identify potential new companies for inclusion. An initial group was evaluated based on U.S. based, biotechnology and pharmaceutical companies publicly traded on a major exchange. The group was further refined to focus on commercial stage companies in a comparable range to our then market capitalization, operating expenses and headcount. Lastly, the group was further filtered for companies in the same or a similar location and therapeutic area. The comparative statistics for the 2025 Peer Group were as follows:

	Market Capitalization*	Last Twelve Months Total Operating Expenses*	Full-time Employees*
2025 Peer Group Median	$362 million	$211 million	201
Akebia Therapeutics, Inc.	$270 million	$221 million	167
*Market capitalization is as of August 1, 2024. Full-time employee data is as of fiscal year ended December 31, 2023, and Last Twelve Months Total Operating Expenses is as of December 31, 2023.
Based on the 2025 Peer Group, Pearl Meyer prepared an assessment that included executive pay levels and compensation practices described in SEC filings. To determine the appropriate market information, Pearl Meyer supplemented the executive pay levels and compensation information from the peer group that the Company approved for 2025, with survey data from the Radford McLagan Compensation Database, which we purchased. The data consisted of a custom cut of 34 comparably sized publicly traded commercial life sciences companies, which provides a broader market representation of companies and deeper position reporting. To arrive at competitive market compensation, market data collected from the peer group and data from comparably sized publicly traded commercial life sciences companies from the Radford McLagan Compensation Database was incorporated appropriately to form a composite assessment.
In analyzing and setting our executive compensation program for 2025, the Board of Directors and the Compensation Committee, as applicable, compared certain aspects of our named executive officers’ compensation to the compensation levels included in this market assessment. Based on the results of the assessment, the Board of Directors and the Compensation Committee, as applicable, determined that compensation levels for our named executive officers was generally competitive with market.
Base Salaries
The base salary for our Chief Executive Officer is determined annually by the Board of Directors, upon recommendation by the Compensation Committee. Base salaries for our named executive officers other than our Chief Executive Officer are determined annually by our Compensation Committee pursuant to the Compensation Committee charter and Nasdaq rules. Each such determination is based on the scope of each officer’s responsibilities along with his or her respective experience and contributions to the Company during the prior year and the Company’s performance during the prior year. When reviewing base salaries, the Board of Directors and the Compensation Committee, as applicable, takes factors into account such as data provided by Pearl Meyer, specifically market median data, market competitiveness, expected future contribution, experience, impact and individual performance relative to similar positions within the Company, but does not assign any specific weighting to any factor.

Based on its review of the factors described above, in January 2025, the Board of Directors and the Compensation Committee, as applicable, approved a 4% increase in Mr. Butler's base salary, 2% increase (reflecting his more recent hire date) in Mr. Ostrowski's base salary, 4% increase in Dr. Burke's base salary, and 4.5% increase in Mr. Grund's base salary. The following table presents the base salaries for each of our named executive officers for the years 2024 and 2025, as approved by the Board of Directors and the Compensation Committee, as applicable, in January of each year. The 2024 base salaries became effective on February 23, 2024 and were retroactive to January 1, 2024. The 2025 base salaries became effective on February 21, 2025 and were retroactive to January 1, 2025.

	January 2025 Approved Adjustment
Named Executive Officer	2024 Annualized Base Salary ($)	Increase (as % of 2024 Base Salary)	Amount of Increase ($)	Nature of Increase	2025 Annualized Base Salary ($)
John P. Butler	827,600	4.0	33,104	Merit increase	860,700
Erik J. Ostrowski	540,000	2.0	10,800	Merit increase	550,800
Steven K. Burke, M.D.	575,228	4.0	23,009	Merit increase	598,237
Nicholas P. Grund	465,000	4.5	20,925	Merit increase	505,362

Annual Cash Bonuses

All of our named executive officers participate in the Akebia Therapeutics, Inc. Cash Incentive Plan, or the Cash Incentive Plan, which is our annual cash bonus program that promotes and rewards our executives for the achievement of key strategic and business goals. The 2025 bonus plan period under the Cash Incentive Plan covered the 12-month period beginning on January 1, 2025 and ending on December 31, 2025. For the 2025 bonus plan period, the target annual bonus as a percentage of base salary, as determined based on the 2025 base salary amounts, was 75% for Mr. Butler and 45% for each of the other named executive officers. The Board of Directors and the Compensation Committee, as applicable, determined that annual cash bonus opportunities were competitive with the market based on Pearl Meyer's assessment of the market median data from the 2025 Peer Group and survey data from the Radford McLagan Compensation Database.

The amount of each named executive officer’s annual bonus is based entirely on the Company’s performance against pre-established corporate goals. At the beginning of the 2025 bonus plan period, the Board of Directors established the below corporate goals for calendar year 2025, each having a designated weighting, which related to key development, strategic and financial goals of the Company. Our Chief Executive Officer and certain members of senior management report to the Compensation Committee and the Board of Directors on the Company’s overall performance on a regular basis throughout the year. At the end of the year, our Chief Executive Officer and certain members of senior management present the Compensation Committee with a proposed score based on the Company’s actual performance as calculated against the corporate goals established by the Board of Directors at the beginning of the year. The Company’s overall performance goals allow for some amount of subjective and qualitative assessment, so there are typically a series of meetings and discussions among senior management, the Compensation Committee and the Board of Directors as to the exact and appropriate scoring of the Company’s performance against the goals established by the Board at the beginning of the year.

The following table sets forth the Company’s 2025 corporate goals and the level of achievement against those goals as determined by the Compensation Committee and the Board of Directors.

2025 Goal	Target Allocation (%)	Actual Level of Achievement (%)	Percent Earned Toward Total Achievement (%)
Commercial	40	68(1)	27
•Vafseo product revenue •Auryxia product revenue
Vafseo Lifecycle Management (Data Generation & Label Expansion)	30	83	25
•Initiate NDD study •DaVita TIW study full enrollment completion •Voice study enrollment completion
Pipeline	15	100	15
•Praliciguat: Phase 2 study initiation •AKB-9090: Complete all activities to enable first in human study initiation
Financial	10	120	12
•Exit 2025 financed to cash flow breakeven and with prespecified end of year target cash balance
People	5	100	5
•Enable organizational effectiveness through leader and manager development, culture, and change management
Upside	6	100	6
•Complete pipeline transaction

(1) The commercial goal for 2025 was structured as an aggregate performance category intended to reflect commercial execution across the Company's commercial products. Results reflected meaningful over-achievement in Auryxia revenue and results below expectations in Vafseo revenue. Based on its assessment of performance against each of the pre-established revenue targets, the Compensation Committee determined a 68% achievement level.

Based on the level of achievement of the pre-established corporate goals, each eligible named executive officer’s 2025 annual cash bonus could have ranged between 0% and 150% of his or her target annual bonus. In January 2026, our Compensation Committee met and evaluated the performance of the Company against these specified performance goals. Based on its evaluation, our Compensation Committee recommended, and the Board of Directors approved, that executives achieved 90% of the corporate performance goals for 2025.

Our Compensation Committee based its determinations above on, among other factors, Vafseo and Auryxia revenue goals, our lifecycle management and pipeline goals, achievement of our financial and people goals and achievement of an upside goal, including that we:
•Recorded Vafseo revenue of approximately $45 million in 2025;
•Recorded Auryxia revenue of approximately $180 million in 2025;
•Completed enrollment in the VOCAL clinical trial of Vafseo;
•Enrollment was completed in the VOICE collaborative clinical trial of Vafseo;

•Initiated the praliciguat Phase 2 study;
•Completed all activities to enable first in human study initiation of AKB-9090;
•Exited 2025 with an end of year cash balance that exceeded the target;
•Conducted leader and manager development to enable organizational effectiveness, positive culture and change management; and
•Completed the acquisition of AKB-097.
The following table presents the annual cash bonuses for each of our named executive officers for 2025, as approved by the Board of Directors and the Compensation Committee, as applicable, which were based entirely on the achievement of our corporate performance goals established by the Board of Directors, as described above.

Named Executive Officer	2025 Annualized Base Salary ($)		Target Bonus (as % of Base Salary)		Achievement (%)		2025 Annual Cash Bonus ($)
John P. Butler	860,700	x	75	x	90	=	580,973
Erik J. Ostrowski	550,800	x	45	x	90	=	223,074
Steven K. Burke, M.D.	598,237	x	45	x	90	=	242,286
Nicholas P. Grund	505,362	x	45	x	90	=	204,672
Long-Term Incentive Compensation
All of our named executive officers are eligible to participate in our 2023 Plan. Pursuant to the 2023 Plan, the Board of Directors or the Compensation Committee, as applicable, has the authority to approve the grant of stock options, RSUs, PSUs and other stock- and incentive-based awards to employees, directors, consultants and advisors to the Company and its affiliates and, subject to limited exceptions set forth in the 2023 Plan, to set the terms of such awards, including provisions related to vesting and exercisability.
When considering the grant of long-term incentive awards, the Board of Directors and the Compensation Committee, as applicable, takes factors into account such as peer group and broader market data, market competitiveness, expected future contribution, experience, impact and individual performance relative to similar positions within the Company, but does not assign any specific weight to any factor. In addition, when reviewing long-term incentive awards, the Board of Directors and the Compensation Committee, as applicable, reviews and considers the current equity holdings and vested and unvested positions of the named executive officers.

As more fully described below, in fiscal year 2025, Mr. Butler, Dr. Burke, Mr. Grund and Mr. Ostrowski each received annual grants of stock options and RSUs in January 2025, and Mr. Butler received a PSU.
2025 Awards: Time-Based Stock Options and RSUs, and Performance-Based Awards

In fiscal year 2025, Mr. Butler, Dr. Burke, Mr. Grund and Mr. Ostrowski each received an annual grant of time-based stock options and RSUs. The annual stock option grants are subject to time-based vesting conditions and generally vest, subject to continued service with the Company, as follows: 25% of the shares subject to the award vest on the first anniversary of the grant date and, thereafter, the shares continue to vest in quarterly installments over the subsequent three years, subject to the named executive officer’s continued service with the Company through the applicable vesting date. The annual RSU grants will vest on each of the first, second and third anniversaries of the grant date, subject to the named executive officers’ continued service with the Company through each such date. We believe these equity awards serve to align the interests of our named executive officers with our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. Furthermore, our current equity approach is aligned with the 2025 Peer Group and enables us to provide competitive compensation that also aligns the interests of our named executive officers with our stockholders.
Based on the recommendation of the compensation consultant, the Compensation Committee and the Board of Directors set the annual grant levels to be generally competitive with the market long-term incentive awards when expressed as a percentage of common shares outstanding. The Compensation Committee and Board, as applicable, allocated approximately 50% to stock options and 50% to RSUs (or, in the case of our Chief Executive Officer, 50% to RSUs and PSUs). The Committee determined this allocation based on the desire to balance the goal of enhancing stockholder value with executive retention needs. The mix was also within market norms of the 2025 Peer Group. The grant date fair value of our 2025 annual long-term incentive grants was higher than the grant date fair value of our 2024 annual long-term incentive grants as a result of the increase in value of our common stock.

In January 2025, on the recommendation of the Compensation Committee, the Board of Directors also approved the grant of 350,500 PSUs to Mr. Butler that were aligned with stockholder returns. The PSUs vest as follows: one-half of the total number of shares of common stock underlying the PSUs on each of (a) the later of (i) the date that the Compensation Committee certifies that the average closing price of the Company's common stock equals or exceeds $3.50 over a 30-day trading period and (ii) the first anniversary of the grant date, or the “Stock Price Hurdle 1 Performance Condition”, and (b) the later of (i) the date that the Compensation Committee certifies that the average closing price of the Company's common stock equals or exceeds $5.00 for over a 30-day trading period and (ii) the first anniversary of the grant date and, in each case, subject to Mr. Butler's continued service with the Company through the applicable vesting date. The closing stock price on the date of grant was $2.24, which required a 56% increase in the stock price to achieve the Stock Price Hurdle 1 Performance Condition, and over a 100% increase in the stock price to achieve the Stock Price Hurdle 2 Performance Condition. In July 2025, the Compensation Committee certified that the Stock Price Hurdle 1 Performance Condition met the performance condition during the performance period and one-half of the PSUs vested on January 31, 2026.

In addition to annual grants, from time to time, we grant new hire awards, including pursuant to our inducement award program in accordance with Nasdaq Listing Rule 5635(c)(4), or special individual awards as part of our executive compensation program.
The following table presents the annual time-based stock option, RSU and PSU awards granted to our named executive officers in 2025, each as approved by the Board of Directors and the Compensation Committee, as applicable.

Named Executive Officer	2025 Annual Stock Option Grant (# of Shares of Common Stock Subject to Stock Options)	2025 Annual RSU Grant (# of Shares of Common Stock Subject to RSUs)	2025 PSU Grant (# of Shares of Common Stock Subject to PSUs)
John P. Butler	1,051,400	701,000	350,500
Erik J. Ostrowski	292,300	194,900	—
Steven K. Burke, M.D.	292,300	194,900	—
Nicholas P. Grund	292,300	194,900	—
Other Benefits
We offer a 401(k) plan to eligible employees, and our ESPP and basic health benefits are generally available to all of our employees, including our named executive officers. In accordance with the 401(k) plan, all eligible employees may contribute a percentage of compensation up to a maximum statutory limit per year. Company contributions to the 401(k) plan are discretionary, and contributions in the amount of approximately $1.9 million and 1.7 million were made by the Company to the 401(k) plan in each of the fiscal years ended December 31, 2025 and December 31, 2024, respectively.
Tax and Accounting Considerations
While our Compensation Committee generally considers the tax and accounting implications of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our named executive officers in 2025.
Compensation Practices and Risk
As part of its responsibilities, the Compensation Committee reviews the impact of our executive compensation program and the associated incentives to determine whether they present a significant risk to us. The Compensation Committee has concluded, based on its review and analysis of our compensation policies and procedures, that such policies and procedures are not reasonably likely to have a material adverse effect on us. In making this determination, our Compensation Committee considered the following:
•our use of different types of compensation vehicles providing a balance of long-term and short-term incentives with fixed and variable components;
•our grant of equity-based awards with time-based vesting and performance-based vesting, both of which encourage our executive officers to look to long-term appreciation in equity values;
•our annual bonus determinations for each executive officer depending entirely on the achievement of Company goals, which we believe promote long-term value;
•our Compensation Committee’s ability to exercise discretion in determining cash bonus payouts and long-term incentive awards for executive officers other than the Chief Executive Officer;
•our system of internal control over financial reporting and Code of Conduct, among other things, reducing the likelihood of manipulation of our financial performance to enhance payments under any of our incentive plans; and
•our prohibition on hedging or pledging of Company stock.
Overview of Our Other Policies and Practices
Highlighted policies and practices that we use to ensure effective governance of compensation plans and decisions include:
•our Compensation Committee has the authority to hire independent counsel and other advisors;
•our Compensation Committee conducts a regular review and assessment of risk as it relates to our compensation policies and practices;
•as part of our Insider Trading Compliance Policy, our executive officers are prohibited from pledging our Common Stock and engaging in any hedging transactions of our Common Stock, including using prepaid variable forward contracts, equity swaps, collars, and exchange funds;
•in 2025, we had no perquisites other than broad-based health, dental, vision, transportation, relocation, 401(k) plan, a home office stipend, employee reward program and insurance-related benefits that we make available to all of our employees;
•our 2023 Plan prohibits option repricing (absent stockholder approval), option backdating and the return of shares to the plan that were used to satisfy an option exercise price or tax withholding and includes a one-year minimum vesting requirement for awards granted under the plan;
•our Executive Severance Agreements do not provide for tax gross-ups;
•all of our non-employee directors are independent, including all members of our Compensation Committee;
•each of our named executive has agreed and acknowledged that they are subject to, and bound by, the terms and conditions of our Compensation Recovery Policy; and
•if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the applicable securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

Policies and Practices Related to the Grant of Equity Awards

We grant equity awards, including stock options and restricted stock units, to our employees and directors on an annual basis. We also grant equity awards to individuals upon hire or promotion or for retention purposes. During the last fiscal year, neither the Board nor the Compensation Committee took material nonpublic information into account when determining the timing or terms of equity awards, nor did the Company time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. However, equity awards are generally granted on the last business day of the month in which they are approved by the Compensation Committee or the Board, as appropriate.

There were no stock options granted to our named executive officers in the fiscal year ended December 31, 2025 during any period beginning four business days before the filing of a Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K that disclosed material nonpublic information (other than a Form 8-K disclosing a material new option award grant under Item 5.02(e)), and ending one business day after the filing or furnishing of such report with the SEC.

 2025 Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers during the fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023 (unless otherwise specified).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)

John P. Butler, President and Chief Executive Officer	2025	864,010	—	2,164,338	2,024,798	580,973		18,220	5,652,339
	2024	833,966	—	1,013,880	1,314,898	1,033,200	(4)	64,170	4,260,114
	2023	795,723	—	184,669	780,318	997,193		17,220	2,775,123
			—

Erik J. Ostrowski, Senior Vice President, Chief Financial Officer, Chief Business Officer and Treasurer	2025	552,919	—	436,576	562,915	223,074		16,877	1,792,361
	2024	284,414	—	357,000	445,310	127,825		573	1,215,122

Steven K. Burke, M.D., Senior Vice President, Chief Research & Development and Medical Officer	2025	600,538	—	436,576	562,915	242,286		17,500	1,859,815
	2024	579,653	—	339,696	440,575	433,853	(5)	17,250	1,811,027
	2023	553,104	—	123,606	152,053	367,785		16,500	1,213,048
			—

Nicholas P. Grund, Senior Vice President, Chief Commercial Officer	2025	506,742	—	436,576	562,915	204,672		17,500	1,728,405
	2024	459,393	—	509,544	660,863	206,384		18,447	1,854,631

(1)The amounts reported in the “Stock Awards” and “Option Awards” columns above represent the grant date fair value of the stock options, RSUs, PSUs and SARs granted to our named executive officers during the years indicated as computed in accordance with ASC Topic 718, not including any estimates of forfeitures. The assumptions used in calculating the grant date fair value of the time-based stock options, RSUs, PSUs and SARs reported in the “Stock Awards” and “Option Awards” columns are set forth in Note 14 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The grant date fair value of any PSUs is based on the probability of achievement of the relevant milestones at the time of grant. PSUs are recognized on a straight-line basis over the requisite service period, regardless of whether the market condition has been satisfied and will vest upon the achievement of the performance target. The Company estimated the fair value of these awards as of the grant date using a Monte Carlo simulation that incorporates option-pricing inputs. Note that the amounts reported in these columns reflect the accounting cost for these time-based stock options, RSUs, PSUs and SARs, and do not correspond to the actual economic value that may be received by the named executive officers from the time-based stock options, RSUs, PSUs and SARs.
(2)Amounts for 2023 represent cash bonuses earned for the 12-month bonus plan period from January 1, 2023 to December 31, 2023 under our Cash Incentive Plan. Amounts for 2024 represent cash bonuses earned for the 12-month bonus plan period from January 1, 2024 to December 31, 2024 under our Cash Incentive Plan. For Mr.

Butler and Dr. Burke, see also footnotes (4) and (5), respectively. Amounts for 2025 represent cash bonuses earned for the 12-month bonus plan period from January 1, 2025 to December 31, 2025 under our Cash Incentive Plan.
(3)For 2025, includes Company contributions to its 401(k) plan for the benefit of our named executive officers and, for Mr. Butler reimbursement of an additional amount for reserved parking in the garage at Company headquarters. For 2024, Mr. Butler received $46,200 of certain previously accrued vacation time.
(4)Amount represents (i) $620,700 cash bonus earned for the 12-month bonus plan period from January 1, 2024 to December 31, 2024 under our Cash Incentive Plan, (ii) $175,000 paid upon the achievement of a milestone under Mr. Butler's previously-disclosed September 2021 cash incentive awards, and (iii) $237,500 paid pursuant to the terms of Mr. Butler's previously disclosed 2022 letter agreement.
(5)Amount represents (i) $258,853 cash bonus earned for the 12-month bonus plan period from January 1, 2024 to December 31, 2024 under our Cash Incentive Plan and (ii) $175,000 paid upon the achievement of a milestone under Dr. Burke's previously-disclosed September 2021 cash incentive awards.

 Grants of Plan-Based Awards
The following table sets forth information regarding non-equity and equity awards granted to each of our named executive officers during the year ended December 31, 2025. All non-equity incentive plan awards were made pursuant to our Cash Incentive Plan. In 2025, we granted time-based stock options and RSUs to our named executive officers as compensation and to provide an incentive to our named executive officers to remain employed with us during the vesting period. In addition, Mr. Butler was granted a market-based PSU. All RSUs and PSUs granted in 2025 represent the right to receive shares of our Common Stock and all stock options granted in 2025 consist of options to purchase shares of our Common Stock with an exercise price equal to the fair market value of our Common Stock on the date of grant. All such equity awards were granted under our 2023 Plan. The vesting schedule of each stock option, RSU and PSU included in the following table is described in the footnotes to the Outstanding Equity Awards as of December 31, 2025 table below.

Name	Grant Date	Compensation Committee or Board of Directors Approval Date	Type of Award	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)	Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
					Target (#)	Maximum (#)

John P. Butler	1/31/2025	1/27/2025(2)	Annual Grant – Option	—	—	—	—	1,051,400	2.24	2,024,798
	1/31/2025	1/27/2025(2)	Annual Grant – RSU	—	—	—	701,000	—	—	1,570,240
	1/31/2025		Annual Grant – PSU(4)	—	350,500	350,500	—	—	—	322,460	(5)
	—	1/27/2025(2)	Annual Cash Bonus (3)	645,525	—	—	—	—	—	—
Erik J. Ostrowski	1/31/2025	1/21/2025	Annual Grant – Option	—	—	—	—	292,300	2.24	562,915
	1/31/2025	1/21/2025	Annual Grant – RSU	—	—	—	194,900	—	—	436,576
	—	1/21/2025	Annual Cash Bonus (3)	247,860
Steven K. Burke, M.D.	1/31/2025	1/21/2025	Annual Grant – Option	—	—	—	—	292,300	2.24	562,915
	1/31/2025	1/21/2025	Annual Grant – RSU	—	—	—	194,900	—	—	436,576
	—	1/21/2025	Annual Cash Bonus (3)	269,207	—	—	—	—	—	—
Nicholas P. Grund	1/31/2025	1/21/2025	Annual Grant – Option	—	—	—	—	292,300	2.24	562,915
	1/31/2025	1/21/2025	Annual Grant – RSU	—	—	—	194,900	—	—	436,576
	—	1/21/2025	Annual Cash Bonus (3)	227,413	—	—	—	—	—	—

(1)Reflects the fair value of time-based RSU and stock option awards on the date of grant calculated in accordance with ASC Topic 718. For a discussion of the assumptions used in the valuation of the time-based RSU awards and stock option awards granted to our named executive officers in 2025, see footnote (1) to the 2025 Summary Compensation Table above.
(2)Each equity award granted to Mr. Butler was approved by our full Board of Directors pursuant to the terms of our 2023 Plan, and the charter of our Compensation Committee, and in accordance with Nasdaq rules and regulations.
(3)The amounts shown in these rows represent the 2025 target payout amount of annual cash bonuses awarded to our named executive officers under our Cash Incentive Plan then in effect. Amounts are based on the target percentage applied to each named executive officer’s base salary as of December 31, 2025, assuming 100% corporate achievement. As described in more detail above, in 2025 each of our named executive officers, other than Mr. Butler, had an individual bonus target of 45% of his base salary, which was tied solely to the achievement of our corporate goals for 2025 (which was not determined as of December 31, 2025). Mr. Butler had an individual bonus target of 75% of his base salary, which was likewise tied solely to the achievement of our corporate goals for 2025 (which was not determined as of December 31, 2025).
(4)In January 2025, on the recommendation of the Compensation Committee, the Board of Directors granted 350,500 PSUs to Mr. Butler that were aligned with stockholder returns. The PSUs vest as follows: one-half of the total number of shares of Common Stock underlying the PSUs on each of (a) the Stock Price Hurdle 1 Performance Condition, and (b) the later of (i) the date that the Compensation Committee certifies that the average closing price of the Company's Common Stock equals or exceeds $5.00 for over a 30-day trading period and (ii) the first anniversary of the grant date and, subject to Mr. Butler's continued service with the Company through the applicable vesting date. In July 2025, the Compensation Committee certified that the Stock Price Hurdle 1 Performance Condition met the performance condition during the performance period and therefore one-half of the PSUs vested on January 31, 2026.
(5)These PSUs were granted under the 2023 Plan with a market condition and a time-based vesting component. Reflects the fair value multiplied by the number of the target units granted as of the grant date calculated using a Monte Carlo simulation.

 Outstanding Equity Awards as of December 31, 2025
The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2025.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

John P. Butler	—	1,051,400	(1)	—	2.24	1/31/2035	—		—		—		—
	396,025	509,175	(1)	—	1.68	1/31/2034	—		—		—		—
	1,038,336	471,977	(1)	—	0.63	1/31/2033	—		—		—		—
	693,466	46,234	(1)	—	2.16	2/28/2032	—		—		—		—
	403,600	—	(1)	—	3.46	2/26/2031	—		—		—		—
	403,600	—		—	8.87	2/28/2030	—		—		—		—
	350,000	—		—	7.28	2/28/2029	—		—		—		—
	126,300	—		—	14.30	2/28/2028	—		—		—		—
	190,000	—		—	10.14	2/21/2027	—		—		—		—
	190,550	—		—	7.70	2/22/2026	—		—		—		—
	—	—		—	—	—	1,201,043	(2)	1,933,679	(3)	—		—
	—	—		—	—	—	175,250	(6)	282,153	(3)	175,250	(6)	282,153	(6)

Erik J. Ostrowski	—	292,300	(1)	—	2.24	1/31/2035			—
	187,500	312,500	(4)	—	1.02	6/28/2034	—		—		—		—
	—	—		—	—	—	428,234	(4)	689,457	(3)	—		—

Steven K. Burke, M.D.	—	292,300	(1)	—	2.24	1/31/2035	—		—		—		—
	132,693	170,607	(1)	—	1.68	1/31/2034	—		—		—		—
	202,326	91,974	(1)	—	0.63	1/31/2033	—		—		—		—
	200,000	—		—	0.41	5/12/2032	—		—		—		—
	210,932	14,068	(1)	—	2.16	2/28/2032	—		—		—		—
	120,000	—	(1)	—	3.46	2/26/2031	—		—		—		—
	105,500	—		—	8.87	2/28/2030	—		—		—		—
	250,000	—		—	4.13	8/30/2029	—		—		—		—
	—	—		—	—	—	395,100	(2)	636,111	(3)	—		—

Nicholas P. Grund	—	292,300	(1)	—	2.24	1/31/2035	—		—		—		—
	199,039	255,911	(5)	—	1.68	1/31/2034	—		—		—		—
	—	—		—	—	0	397,100	(5)	639,331	(3)	—		—
(1)Represents an option to purchase shares of our Common Stock granted on January 31, 2025, January 31, 2024, January 31, 2023, February 28, 2022 and/or February 26, 2021, as applicable, depending on whether such named executive officer was with the Company on such date. The options granted on each of these dates vest as follows: 25% of the options vested on the first anniversary of the grant date with the remaining 75% vesting in equal quarterly installments over the following three years, subject to the executive’s continued performance of services to us through the applicable vesting dates. Vesting of all unvested shares subject to the option will accelerate in connection with a change in control pursuant to the terms of the applicable stock option agreement and/or Executive Severance Agreement, as discussed below.
(2)Represents RSUs granted on January 31, 2025, January 31, 2024, and January 31, 2023. One third of the RSUs will vest on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued performance of services to us through the vesting date. Vesting of the RSUs will accelerate in connection with a change in control pursuant to the terms of the applicable Restricted Stock Unit Agreement and/or Executive Severance Agreement, as discussed below.
(3)Calculated based on the closing price per share of the Company’s Common Stock on December 31, 2025, the last trading date of the fiscal year, of $1.61.

(4)Represents options and RSUs to purchase shares of our Common Stock granted to Mr. Ostrowski on June 28, 2024 and RSUs to purchase shares of our Common Stock granted to Mr. Ostrowski on January 31, 2025. The options were granted as an inducement material to Mr. Ostrowski's entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The options vest as follows: 25% of the options will vest on the first anniversary of the grant date with the remaining 75% vesting in equal quarterly installments over the next three years, subject to the named executive officer’s continued performance of services to us through the applicable vesting dates. Vesting of all unvested shares subject to the option will accelerate in connection with a change in control pursuant to the terms of the applicable stock option agreement and/or Executive Severance Agreement, as discussed below. The RSUs vest as follows: one third of the RSUs will vest on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued performance of services to us through the vesting date. Vesting of the RSUs will accelerate in connection with a change in control pursuant to the terms of the applicable Restricted Stock Unit Agreement and/or Executive Severance Agreement, as discussed below.
(5)Represents options and RSUs to purchase shares of our Common Stock granted to Mr. Grund on January 31, 2024 and RSUs to purchase shares of our Common Stock granted to Mr. Grund on January 31, 2025. The options were granted as an inducement material to Mr. Grund's entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The options vest as follows: 25% of the options vested on the first anniversary of the grant date with the remaining 75% vesting in equal quarterly installments over the next three years, subject to the named executive officer’s continued performance of services to us through the applicable vesting dates. Vesting of all unvested shares subject to the option will accelerate in connection with a change in control pursuant to the terms of the applicable stock option agreement and/or Executive Severance Agreement, as discussed below. The RSUs vest as follows: one third of the RSUs will vest on each of the first, second and third anniversaries of the grant date, subject to the executive’s continued performance of services to us through the vesting date. Vesting of the RSUs will accelerate in connection with a change in control pursuant to the terms of the applicable Restricted Stock Unit Agreement and/or Executive Severance Agreement, as discussed below.
(6)Represents PSUs granted to Mr. Butler on January 31, 2025. The PSUs were granted with performance and service-based vesting conditions tied to market-based performance of our Common Stock. The PSUs vest as follows: one-half of the total number of shares of common stock underlying the PSUs on each of (a) the Stock Price Hurdle 1 Performance Condition, and (b) the later of (i) the date that the Compensation Committee certifies that the average closing price of the Company's common stock equals or exceeds $5.00 for over a 30-day trading period and (ii) the first anniversary of the grant date and, subject to Mr. Butler's continued service with the Company through the applicable vesting date. The performance conditions must be achieved by the second anniversary of the grant date. In July 2025, the Compensation Committee certified that the Stock Price Hurdle 1 Performance Condition met the performance condition during the performance period and therefore one-half of the PSUs vested on January 31, 2026. Vesting of the PSUs may accelerate in connection with a change of control pursuant to the terms of the applicable Performance-Based Restricted Stock Unit Agreement and/or the Amended CEO Executive Severance Agreement, as discussed below.
Option Exercises and Stock Vested Table
The following table sets forth certain information regarding the exercise of options to purchase shares of our Common Stock and the vesting of RSUs and PSUs with respect to shares of our Common Stock that were held by our named executive officers during the year ended December 31, 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John P. Butler	—	—	396,583	850,239
Erik J. Ostrowski	—	—	116,666	423,831
Steven K. Burke, M.D.	—	—	152,800	334,472
Nicholas P. Grund	—	—	101,100	226,464

(1)The value realized when the stock awards vested represents the number of shares underlying the units vested multiplied by market value of a share of our common stock on the vesting date.

Employment Agreement and Offer Letters
We have entered into an executive employment agreement with Mr. Butler and offer letters with our other named executive officers, pursuant to which such named executive officer is employed “at will,” meaning each such named executive officer or we may terminate the employment arrangement at any time. Such agreement and letter establish Mr. Butler’s and our other named executive officers’ title, initial compensation arrangements, and eligibility for benefits made available to employees generally.
Executive Severance Agreements
We entered into Executive Severance Agreements with each of our named executive officers. Each of our named executive officers is eligible to receive certain payments and benefits under his Executive Severance Agreement in the event that the executive’s employment with us is terminated without “cause,” the executive terminates his employment with us for “good reason,” or the executive is terminated in connection with, or within twelve months after, a “change in control” (each as defined in the respective Executive Severance Agreement). The Executive Severance Agreements also provide for accelerated vesting of outstanding and unvested equity awards upon a “change in control” (as defined in the Executive Severance Agreements).

Mr. Butler

On January 28, 2026, or the “ESA Effective Date”, we entered into an amended and restated executive severance agreement, or the “Amended CEO Executive Severance Agreement”, with Mr. Butler. The Amended CEO Executive Severance Agreement was approved by the Board of Directors to better align the severance provisions with market practices. The Amended CEO Executive Severance Agreement replaces Mr. Butler’s prior executive severance agreement that was effective as of March 3, 2014.

Under the Amended CEO Executive Severance Agreement, if Mr. Butler’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as defined in the Amended CEO Executive Severance Agreement), other than following a “change in control” (as defined in the Amended CEO Executive Severance Agreement), Mr. Butler will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, 12 months of base salary continuation, a lump-sum payment equal to 100% of his annual target bonus for the year of termination and, provided Mr. Butler timely elects Consolidated Omnibus Budget Reconciliation Act, or “COBRA,” coverage, up to 12 months of reimbursement of a portion of Mr. Butler’s and Mr. Butler’s dependents’ health, dental and vision COBRA premiums to the same extent as if he remained employed. In addition, Mr. Butler’s unvested equity and equity-based awards will remain outstanding and continue to vest in accordance with their terms during the severance period, as if he had remained employed during that time.

If, within 12 months following a Change in Control, Mr. Butler’s employment is terminated by us without Cause or he terminates his employment for Good Reason, Mr. Butler will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, 24 months of base salary continuation, a lump-sum payment equal to 200% of his annual target bonus for the year of termination and, provided Mr. Butler timely elects COBRA coverage, up to 24 months of reimbursement of a portion of Mr. Butler and Mr. Butler’s dependents’ health, dental and vision COBRA premiums to the same extent as if he remained employed. Under the Amended CEO Executive Severance Agreement, 100% of Mr. Butler’s then outstanding and unvested equity and equity-based awards granted on or prior to the ESA Effective Date will become immediately vested upon a Change in Control. If, within 12 months following a Change in Control, Mr. Butler’s employment is terminated by us without Cause or Mr. Butler resigns for Good Reason, all of Mr. Butler’s then‑outstanding and unvested equity awards granted after the ESA Effective Date will immediately vest in full.

Mr. Ostrowski

On the ESA Effective Date, we also entered into an amended and restated executive severance agreement, or the “Amended CFO Executive Severance Agreement”, with Mr. Ostrowski. The Amended CFO Executive Severance Agreement was approved by the Compensation Committee of the Board of Directors to better align some of the severance provisions with market practices. The Amended CFO Executive Severance Agreement replaces Mr. Ostrowski’s prior executive severance agreement that was effective as of June 24, 2024.

Under the Amended CFO Executive Severance Agreement, if Mr. Ostrowski’s employment is terminated by us without “cause” or Mr. Ostrowski terminates his employment for “good reason” (each as defined in the Amended CFO Executive Severance Agreement), other than following a “change in control” (as defined in the Amended CFO Executive Severance Agreement), Mr. Ostrowski will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, 12 months of base salary continuation and, provided Mr. Ostrowski timely elects COBRA coverage, up to 12 months of reimbursement of a portion of Mr. Ostrowski’s and Mr. Ostrowski’s dependents’ health, dental and vision COBRA premiums to the same extent as if he remained employed. In addition, Mr. Ostrowski’s unvested equity and equity-based awards will remain outstanding and continue to vest in accordance with their terms during the severance period, as if he had remained employed during that time.

If, within 12 months following a Change in Control, Mr. Ostrowski’s employment is terminated by us without Cause or he terminates his employment for Good Reason, Mr. Ostrowski will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, 12 months of base salary continuation, an amount equal to 100% of his annual target bonus for the year of termination and, provided he timely elects COBRA coverage, up to 12 months of reimbursement of a portion of Mr. Ostrowski’s and Mr. Ostrowski’s dependents’ health, dental and vision COBRA premiums to the same extent as if he remained employed. Under the Amended CFO Executive Severance Agreement, 100% of Mr. Ostrowski’s then outstanding and unvested equity and equity-based awards granted on or prior to the ESA Effective Date will become immediately vested upon a Change in Control. If, within 12 months following a Change in Control, Mr. Ostrowski’s employment is terminated by the Company without Cause or he resigns for Good Reason, all of Mr. Ostrowski’s then‑outstanding and unvested equity awards granted after the ESA Effective Date will immediately vest in full.

Dr. Burke and Mr. Grund

The terms of the Executive Severance Agreements with respect to Dr. Burke and Mr. Grund, or the Current Executive Severance Agreements, are as follows:
Termination of Employment without Cause or for Good Reason. Under the Current Executive Severance Agreements, if the named executive officer’s employment is terminated by us without “cause” or the executive terminates his or her employment for “good reason” (each as defined in the Current Executive Severance Agreements), other than following a change in control as described below, the executive will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, 12 months of base salary continuation and, provided the executive timely elects COBRA coverage, up to 12 months of reimbursement of a portion of the executive’s and the executive’s dependents’ health, dental and vision COBRA premiums to the same extent as if the executive remained employed. In addition, the executive’s unvested equity and equity-based awards will remain outstanding and continue to vest in accordance with their terms during the executive’s severance period, as if he had remained employed during that time.
Termination of Employment without Cause or for Good Reason Following a Change in Control. If, within 12 months following a “change in control” (as defined in the Current Executive Severance Agreements), the named executive officer’s employment is terminated by us without “cause” or the executive terminates his or her employment for “good reason” (each as defined in the Current Executive Severance Agreements), the executive will be entitled to receive, in addition to any amounts earned or accrued but unpaid as of the date of termination, 12 months of base salary continuation, provided the executive timely elects COBRA coverage, up to 12 months of reimbursement of a portion of the executive’s and the executive’s dependents’ health, dental and vision COBRA premiums to the same extent as if the executive remained employed, and an amount equal to 50% of the executive’s annual target bonus for the year of termination, prorated based on the number of months the executive was employed prior to his or her termination.
Accelerated Vesting of Equity Upon a Change in Control. Under the Current Executive Severance Agreements, 100% of each of the named executive officer’s outstanding and unvested equity and equity-based awards will become immediately vested upon a change in control, irrespective of whether the executive’s employment terminates in connection with the change in control.

The following provisions are applicable to the Executive Severance Agreements with all of our named executive officers:
Conditions to the Receipt of Severance Benefits. The severance payments and benefits described above are conditioned upon each executive’s timely execution and non-revocation of a general release of claims in our favor, as well as continued compliance with the restrictive covenants agreement prohibiting certain competitive behaviors and disparagement of the Company during employment and for one year following termination. In addition, we may terminate severance payments to any of the named executive officers if, within one year following a termination without cause, we determine that the Company had the right to terminate his or her employment for cause.
Other Termination of Employment. If our named executive officer’s employment is terminated for any reason other than by us without cause or by the executive for good reason (including by reason of death or disability), the executive will only be entitled to receive any amounts earned or accrued but unpaid as of the date of termination in accordance with our normal policies and practices, including any salary, bonus or incentive compensation with respect to the calendar year prior to the year of termination, business expenses incurred in the performance of the executive’s duties, and vacation pay.

280G Cutback. All payments to our named executive officers, as applicable, under all the Executive Severance Agreements, including without limitation the payment of severance benefits or the accelerated vesting of equity, will be reduced or adjusted to avoid triggering the excise tax imposed by Section 4999 of the Code, if such adjustment would result in the provision of a greater total benefit, on a net after-tax basis (after taking into account taking any applicable federal, state and local income taxes and the excise tax imposed by Section 4999), to the executive.
Clawback. Each of our named executive officers has agreed and acknowledged that they are subject to, and bound by, the terms and conditions of our Compensation Recovery Policy. In the event it is determined in accordance with the Compensation Recovery Policy that any compensation or compensatory award granted, earned or paid to a named executive officer must be forfeited or reimbursed to us, such named executive officer will promptly take any action necessary to effectuate such forfeiture and/or reimbursement as determined by us.
Termination of Executive Severance Agreements. Each of our named executive officer’s Executive Severance Agreement will terminate immediately upon the mutual agreement of the parties to such Executive Severance Agreement, the executive’s termination for cause or death, or the executive’s disability (defined as the executive’s inability by reason of physical or mental impairment to perform his or her job duties for a period exceeding twelve consecutive weeks).

Potential Payments Upon Termination or Change of Control
The following table presents our estimate of the amount of severance benefits to which each of our named executive officers would be entitled if a termination occurred on December 31, 2025 under the circumstances set forth in the column headings.

Name	Executive Payments and Benefits upon Termination (1)	Termination by the Company without Cause or by Executive for Good Reason (No Change in Control) $	Termination by the Company without Cause or by Executive for Good Reason (Change in Control) $(6)
John P. Butler	Cash Severance (2)	860,700	860,700
	Non-Equity Incentive Plan Compensation (3)	—	322,763
	Equity (4)
	Options	—	1,480,107
	RSUs	—	1,933,679
	PSUs	—	282,153
	Other Benefits (5)	20,256	20,256
	Total	880,956	4,899,657

Erik J. Ostrowski	Cash Severance (2)	550,800	550,800
	Non-Equity Incentive Plan Compensation(3)	—	123,930
	Equity (4)
	Options	—	295,000
	RSUs	—	689,457
	Other Benefits (5)	28,882	28,882
	Total	579,683	1,688,069

Steven K. Burke, M.D.	Cash Severance (2)	598,237	598,237
	Non-Equity Incentive Plan Compensation (3)	—	134,603
	Equity (4)
	Options	—	528,414
	RSUs	—	636,111
	Other Benefits (5)	18,744	18,744
	Total	616,981	1,916,109

Nicholas P. Grund	Cash Severance (2)	505,362	505,362
	Non-Equity Incentive Plan Compensation(3)	—	113,706
	Equity (4)
	Options	—	—
	RSUs	—	639,331
	Other Benefits (5)	85	85
	Total	505,447	1,258,484

(1)Represents amounts payable under the terms of the Executive Severance Agreements in effect as of December 31, 2025. All amounts listed in the table are in addition to any amounts earned or accrued but unpaid as of the date of termination.
(2)Represents 12 months of base salary continuation.
(3)Non-equity incentive plan compensation payment amount assumes no bonus amounts for 2025 have been paid to the executive as of December 31, 2025, and that all 2024 bonus amounts have been paid as of such date to Mr. Butler and Dr. Burke, in each case, as would be consistent with the Company’s historical practice. Represents an amount equal to 50% of the executive’s annual target bonus for 2025, prorated based on the number of months the executive was employed prior to his or her termination.
(4)In the event of a termination by the Company without cause or by the executive for good reason (no change in control), the executive’s time-based unvested equity and equity-based awards will remain outstanding and continue to vest in accordance with their terms during the executive’s severance period, as if he had remained employed during that time. Given that none of the equity and equity-based awards are accelerated, no value has been assigned in the table above where there is no change of control. With respect to options, reflects the in-the-money value of the unvested portion of such named executive officer’s options. The value is calculated by multiplying the amount (if any) by which $1.61, the closing price of our Common Stock on The Nasdaq Capital Market on December 31, 2025, exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. With respect to RSUs, the value is calculated by multiplying the number of unvested RSUs with vesting provisions based solely on time (if any) by $1.61, the closing price of our Common Stock on The Nasdaq Capital Market on December 31, 2025. With respect to PSUs, the value is calculated by multiplying the number of unvested and achieved PSUs, with remaining vesting provisions based on time, by $1.61, the closing price of our Common Stock on The Nasdaq Capital Market on December 31, 2025.
(5)Represents twelve months of reimbursement of a portion of the executive’s and the executive’s dependents’ COBRA premiums to the same extent as if the executive remained employed.
(6)Unvested portions of equity-based awards will accelerate upon a change of control irrespective of whether the executive’s employment terminates in connection with the change in control.

Other Agreements
Each of our named executive officers has entered into standard agreements with respect to confidential information and assignment of inventions. Among other things, these agreements obligate each named executive officer to refrain from disclosing any of our proprietary information and to assign to us any inventions conceived or developed during the course of employment. Such agreements also contain customary non-compete and non-solicitation provisions.
We have entered into indemnification agreements with each of our directors and certain officers. These agreements will require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under applicable law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.
Chief Executive Officer Pay Ratio
Akebia’s compensation and benefits philosophy and the overall structure of our compensation and benefit programs encourage and reward all employees who contribute to our success. We strive to ensure that the pay of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and set to be market competitive. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees (except for our principal executive officer), the annual total compensation of our principal executive officer, and the ratio of these two amounts.

Using reasonable estimates and assumptions where necessary, and in accordance with SEC rules, in 2025 we identified our median employee by calculating the sum of annual base pay, target bonus amount, 401(k) company match contributions and the grant date fair value for equity awards granted in 2025 for all of our employees, excluding our Chief Executive Officer, Mr. Butler, who were employed by us on December 31, 2025. No cost-of-living adjustment or other adjustments were made. Using this median compensated employee, we calculated the total annual compensation for this employee by using the same methodology we use for our named executive officers as disclosed in the 2025 Summary Compensation Table above.
The annual total compensation of our Chief Executive Officer, Mr. Butler, as reported in the 2025 Summary Compensation Table was $5,652,339 for 2025. The annual total compensation of our median compensated employee, excluding Mr. Butler, was $270,410 for 2025, resulting in a ratio of 21:1 for 2025. This ratio and annual total compensation amounts are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. Given that assumptions, estimates, methodologies, and adjustments that companies may apply to determine their pay ratio may differ, this information should not be used as a basis for comparison between different companies.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2025 regarding shares of our Common Stock that may be issued under our equity compensation plans, consisting of our 2014 Incentive Plan, or our 2014 Plan, our 2023 Plan, our ESPP and our inducement award program through which equity awards are granted to individuals who were not previously an employee or non-employee director of the Company, or following a bona fide period of non-employment, as an inducement material to such individual’s entering into employment with the Company, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. Our 2014 Plan, our 2023 Plan and our ESPP were approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	20,390,877	(1)(2)	2.91	28,984,302 (3)
Equity compensation plans not approved by security holders	4,084,610	(4)	2.63	—
Total	24,475,487		—	28,984,302
(1)Includes 14,067,648 shares of Common Stock issuable upon the exercise of outstanding options and 6,323,229 shares of our Common Stock issuable upon the vesting of RSUs and PSUs.
(2)Does not include purchase rights accruing under the ESPP because the purchase right, and therefore the number of shares to be purchased, will not be determined until the end of the purchase period. In addition, RSUs issued under our equity compensation plans do not require payment by the recipient to us at the time of vesting. As such, the weighted-average exercise price does not take these awards into account.
(3)As of December 31, 2025, there were 24,723,655 shares of our Common Stock available for grant under the 2023 Plan, and 4,260,647 shares of our Common Stock available for grant under the ESPP.
(4)Represents the number of shares of our Common Stock granted as inducements material to employees entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4) and outstanding as of December 31, 2025. This aggregate amount includes an inducement option award with respect to 250,000 shares of our Common Stock made to Dr. Burke, 454,950 shares of Common Stock made to Mr. Grund and 500,000 shares of Common Stock made to Mr. Ostrowski.

Clawback Policy

In November 2023, we adopted a Dodd-Frank Compensation Recovery Policy, or Clawback Policy, in accordance with the Nasdaq listing standards and Rule 10D-1 under the Exchange Act, which applies to our executive officers (as defined in Rule 16a-1(f) under the Exchange Act). Under the Clawback Policy, we are required to recoup the amount of any Erroneously Awarded Compensation (as defined in the Clawback Policy) during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an Accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. Covered restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of Incentive-Based Compensation (as defined in the Clawback Policy) received over the amount that otherwise would have been received had it been determined based on the restated financial measure. The full text of the Clawback Policy was included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 14, 2024.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the disclosure included in the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommends to the Board of Directors that the disclosure in the Compensation Discussion and Analysis section be included in this Proxy Statement for the year ended December 31, 2025.

Respectfully submitted by the Compensation Committee,
Cynthia Smith, Chairperson
Adrian Adams
Philip J. Vickers

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As described above, during 2025, the members of our Compensation Committee included Mr. Adams, Dr. Gilman and Ms. Smith. None of the members of the Compensation Committee is an officer or employee of the Company, nor have they ever been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

PAY VERSUS PERFORMANCE
Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer, or PEO, and non-PEO named executive officers, or Non-PEO NEOs, and our performance for the fiscal years listed below.
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of company or individual performance. For discussion of how our Compensation Committee seeks to align pay with performance when making compensation decisions, please review Compensation Discussion and Analysis beginning on page 25.

					Value of Initial Fixed $100 Investment Based on:
Year (a)	Summary Compensation Table Total for PEO (1) $ (b)	Compensation Actually Paid to PEO (2)(3) $ (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (4) $ (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (2)(3)(4) $ (e)	Total Shareholder Return $ (f)	Peer Group Total Shareholder Return (5) $ (g)	Net Income (Loss) (in millions) $ (h)	Net Product Revenue (6) (in millions) $ (i)
2025	5,652,339	4,222,168	1,793,527	1,537,456	57.50	124.75	(5.3)	227.3
2024	4,260,114	5,569,779	1,428,373	1,388,958	67.86	93.49	(69.4)	152.2
2023	2,775,123	4,501,506	1,232,633	1,518,205	44.29	94.03	(51.9)	170.3
2022	3,072,539	707,639	1,372,956	623,367	20.61	89.90	(94.2)	177.1
2021	3,133,316	2,424,435	1,402,223	1,167,442	80.71	100.02	(282.0)	142.2
(1)The PEO for all five fiscal years is our Chief Executive Officer, John P. Butler.
(2)The amounts shown for 2025 Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s named executive officers during the applicable year. Calculations reflect the Summary Compensation Table Total with certain adjustments made in accordance with Item 402(v), as summarized in the following table:

	2025		2024		2023		2022		2021
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Total Compensation from Summary Compensation Table	$5,652,339	$1,793,527	$4,260,114	$1,428,373	$2,775,123	$1,232,633	$3,072,539	$1,372,956	$3,133,316	$1,402,223
Adjustments for Pension
Adjustment Summary Compensation Table Pension	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Amount added for current year service cost	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Amount added for prior service cost impacting current year	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Total Adjustments for Pension	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Adjustments for Equity Awards
(Subtract): Aggregate value for stock awards and option awards included in the Summary Compensation Table for the covered fiscal year	$(4,189,136)	$(999,491)	$(2,328,778)	$(781,080)	$(964,987)	$(458,963)	$(1,749,327)	$(585,304)	$(1,772,676)	$(600,887)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	$2,758,591	$668,599	$2,598,318	$814,509	$2,019,961	$428,553	$444,435	$216,457	$1,126,591	$395,336

	2025		2024		2023		2022		2021
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
(Subtract): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	$(566,748)	$(175,372)	$786,724	$61,202	$491,497	$89,830	$(811,280)	$(279,696)	$(282,800)	$(87,551)
Vesting date fair value of awards granted and vested during the covered fiscal year	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Add (Subtract): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	$567,122	$250,193	$253,401	$21,802	$179,912	$241,751	$(248,729)	$(101,046)	$220,005	$58,321
(Subtract): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	$—	$—	$—	$(155,848)	$—	$(15,600)	$—	$—	$—	$—
Add: Dividends or other earnings paid on stock or option awards in the covered fiscal year prior to vesting if not otherwise included in the total compensation for the covered fiscal year	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total Adjustments for Equity Awards	$(1,430,171)	$(256,071)	$1,309,665	$(39,415)	$1,726,383	$285,571	$(2,364,900)	$(749,588)	$(708,881)	$(234,781)
Compensation Actually Paid (as calculated)	$4,222,168	$1,537,456	$5,569,779	$1,388,958	$4,501,506	$1,518,205	$707,639	$623,367	$2,424,435	$1,167,442

(3)The following summarizes the valuation assumptions used for stock option awards included as part of Compensation Actually Paid:
-Expected life of each stock option is based on the "simplified method" using an average of the remaining vest and remaining term, as of the vest/fiscal year end date.
-Exercise price is based on each grant date closing price and asset price is based on each vest/fiscal year end closing price.
-Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/fiscal year end date.
-Historical volatility is based on daily price history for each expected life (years) prior to each vest/fiscal year end date. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.

(4)Non-PEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2025: Erik J. Ostrowski, Steven K. Burke, M.D., Nicholas P. Grund
2024: Erik J. Ostrowski, Ellen E. Snow, Steven K. Burke, M.D., Nicholas P. Grund, Michel Dahan
2023: David A. Spellman, Steven K. Burke, M.D., Michel Dahan, Nicole Hadas, Ellen Snow
2022: David A. Spellman, Steven K. Burke, M.D., Michel Dahan, Nicole R. Hadas
2021: David A. Spellman, Steven K. Burke, M.D., Michel Dahan, Dell Faulkingham
(5)The Peer Group Total Shareholder Return set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilized in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(6)We determined net product revenue to be the most important financial performance measure used to link our performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025. This performance measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

2025 Performance Measures
The following table presents the financial and non-financial performance measures that we consider to have been the most important in linking Compensation Actually Paid to our PEO and Non-PEO NEOs for 2025 to company performance. The measures in this table are not ranked. Of these measures, as noted above, we have identified net product revenue as the most important of our financial performance measures used to link Compensation Actually Paid to our PEO and Non-PEO NEOs for 2025 to company performance.

Net Product Revenue
Vafseo Lifecycle Management & Progressing Pipeline
Cash Management
Stock Price Performance
Relationships Between Compensation Actually Paid to our NEOs and Performance Measures
The following charts show the relationships over the past five years of the Compensation Actually Paid, or CAP, amounts for our PEO and Non-PEO NEOs as compared to our cumulative total shareholder return, or TSR, peer group TSR, Net Income (Loss) and Net Product Revenue, as well as the relationship between our TSR and our peer group TSR:

CAP vs. Net Income
$6,000
$4,000
$2,000
$-
$(2,000)
$(4,000)
$(6,000)
Compensation ($000s)
$400
$300
$200
$100
$-
$(100)
$(200)
$(300)
$(400)
Net Income ($ Mil.)
2021
2022
2023
2024
2025
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Income ($Mil.)

PROPOSAL 5—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board of Directors recommends that our stockholders vote for ratification of this appointment.
Ernst & Young LLP has served as our independent registered public accounting firm since 2013. We expect representatives of Ernst & Young LLP to be present virtually at the Annual Meeting and to be available to respond to appropriate questions from stockholders. In addition, representatives of Ernst & Young LLP who are present at the Annual Meeting will have the opportunity to make a statement if they desire to do so.
The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance.
Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If the selection of Ernst & Young LLP is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
Pre-Approval of Audit and Non-Audit Services
The Audit Committee must pre-approve all audit services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Ernst & Young LLP, subject to the de minimis exception for non-audit services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be presented to the full Audit Committee at its next scheduled meeting.
All Ernst & Young LLP services and fees for the fiscal years ended December 31, 2025 and December 31, 2024 were pre-approved by the Audit Committee. Most of the audit services for the fiscal year ending December 31, 2026 were also pre-approved by the Audit Committee, with any additional audit services to be pre-approved before December 31, 2026.
Principal Accountant Fees and Services
We regularly review the services and fees of our independent registered public accounting firm. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2025 and December 31, 2024 for each of the following categories of services are as follows:

Fee Category	2025	2024
Audit Fees	$1,791,500	$1,745,000
Audit-Related Fees	$—	$—
Tax Fees	$147,924	$51,200
All Other Fees	$—	$—
Total Fees	$1,939,424	$1,796,200

Audit Fees: Consist of aggregate fees for professional services provided in connection with the audit of our annual consolidated financial statements, and our internal controls over financial reporting, for the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, comfort letters and consents, and assistance with and review of documents filed with the SEC.
Audit-Related Fees: Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

Tax Fees: Consist of aggregate fees for tax compliance, tax advice and tax planning services, and the review and preparation of our federal and state income tax returns.
All Other Fees: Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above.
Other than the foregoing, Ernst & Young LLP did not provide any other services to us in 2025 or 2024.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
(PROPOSAL 5 ON YOUR PROXY CARD)

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed the Company’s audited consolidated financial statements for the year ended December 31, 2025 and has discussed these statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles and discusses any issues they believe should be raised with the Audit Committee. The independent registered public accounting firm also expresses an opinion on the Company’s internal control over financial reporting. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.
The Audit Committee also received from, and discussed with, Ernst & Young LLP the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee under SEC and PCAOB rules, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC.
Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and we have discussed with Ernst & Young LLP their independence from the Company.
Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
Respectfully submitted by the Audit Committee,
Michael Rogers, Chairperson
Ronald E. Frieson
LeAnne M. Zumwalt

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of March 31, 2026 (unless otherwise specified), with respect to the beneficial ownership of our Common Stock by each person who is known, based solely on filings made under Section 13(d) and 13(g) of the Exchange Act, to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the “2025 Summary Compensation Table” above), and all of our current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of our Common Stock subject to options, SARs, RSUs, PSUs or other rights to purchase that may be acquired within 60 days after March 31, 2026 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of March 31, 2026, there were 267,898,415 shares of our Common Stock outstanding, and the percentages of shares beneficially owned were calculated using this number as the denominator and as specified in this paragraph. Unless otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our Common Stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address for each beneficial owner is c/o Akebia Therapeutics, Inc., 245 First Street, Cambridge, Massachusetts 02142.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
5% or greater stockholders:
BlackRock, Inc. (1) 50 Hudson Yards New York, NY 10001	19,219,819	7.2%
State Street Corporation (2) One Congress Street, Suite 1 Boston, MA 02114	13,687,561	5.1%
Directors and named executive officers:
Adrian Adams (3)	360,200	*
Steven K. Burke, M.D. (4)	1,948,658	*
John P. Butler (5)	6,484,210	2.3%
Ronald E. Frieson (6)	264,020	*
Nicholas P. Grund (7)	677,966	*
Erik J. Ostrowski (8)	446,710	*
Michael Rogers (9)	343,887	*
Cynthia Smith (10)	320,633	*
Philip C. Vickers, Ph.D. (11)	0	*
Myles Wolf, M.D., M.M.Sc. (12)	308,081	*
LeAnne A. Zumwalt (13)	264,000	*
All current directors and executive officers as a group (12 persons) (14)	11,924,811	4.3%
*Represents beneficial ownership of less than one percent of our outstanding Common Stock.
(1)Based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 21, 2026. Based on such filing, BlackRock, Inc. beneficially owns all such shares, no shared voting power and has sole dispositive power with respect to 19,219,819 shares of Common Stock and sole voting power with respect to 18,844,036 shares of Common Stock.
(2)Based solely on a Schedule 13G filed by State Street Corporation with the SEC on February 9, 2026. Based on such filing, State Street State Street Corporation reports shared voting power of 13,169,907 and shared dispositive power with respect to 13,687,561 shares.
(3)Consists of (i) 164,800 shares of Common Stock and (ii) 195,400 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after March 31, 2026.

(4)Consists of (i) 547,098 shares of Common Stock and (ii) 1,401,560 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after March 31, 2026.
(5)Consists of (i) 2,046,221 shares of Common Stock, which includes Mr. Butler's beneficial ownership of 159,928 shares of Common Stock held by the Dorothy Butler Revocable Trust November 20, 2007 and (ii) 4,278,061 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after March 31, 2026.
(6)Consists of (i) 93,800 shares of Common Stock and (ii) 170,220 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after March 31, 2026.
(7)Consists of (i) 330,716 shares of Common Stock, and (ii) 347,250 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after March 31, 2026.
(8)Consists of (i) 105,367 shares of Common Stock, and (ii) 341,343 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after March 31, 2026.
(9)Consists of (i) 126,029 shares of Common Stock and (ii) 217,858 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after March 31, 2026.
(10)Consists of (i) 125,233 shares of Common Stock and (ii) 195,400 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after March 31, 2026.
(11)Dr. Vickers joined the Board on April 1, 2026.
(12)Consists of (i) 97,681 shares of Common Stock and (ii) 210,400 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after March 31, 2026.
(13)Consists of (i) 73,700 shares of Common Stock and (ii) 190,300 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after March 31, 2026.
(14)Consists of a total of (i) 3,952,589 shares of Common Stock and (ii) 7,972,222 shares of Common Stock that can be acquired upon the exercise of options exercisable within 60 days after March 31, 2026.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Except as described below, there have been no transactions since January 1, 2025 in which any related person or related person affiliate has a direct or indirect material interest and the amount involved exceeds $120,000.
Policy With Respect to Related Person Transactions
We have adopted a Policy With Respect to Related Person Transactions that governs the review and approval of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 (or such lower dollar amount as applies under Item 404(d)(1) of Regulation S-K if the Company qualifies as a smaller reporting company at the time of the transaction), and one of our executive officers, directors, director nominees or any person who is the beneficial owner of more than 5% of our outstanding shares of Common Stock (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be identified, reviewed and, if deemed appropriate, approved by the Audit Committee and/or the Board of Directors.
The Audit Committee and/or the Board of Directors will consider all relevant facts and circumstances and will approve only those related person transactions that are in the best interests of the Company and its stockholders, as determined by the Audit Committee and/or the Board of Directors in good faith. As appropriate for the circumstances, the Audit Committee and/or the Board of Directors will review and consider:
•the related person’s relationship to the Company and interest in the related person transaction;
•whether the related person transaction was initiated by the Company, a subsidiary or the related person;
•the material terms of the related person transaction, including the cost, the proposed aggregate value of the related person transaction or, in the case of indebtedness, the amount of principal that would be involved;
•if applicable, the availability of other sources of comparable products and services and whether these were evaluated prior to making the proposal or decision regarding the related person transaction;
•whether the related person transaction was undertaken in the ordinary course of our business;
•whether the terms of the related person transaction are no less favorable to the terms available to an unrelated third party or to employees generally;
•the benefits and risks, if any, to us of, the related person transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed related person transaction that would be material to investors in light of the circumstances of the particular transaction.
Whenever practicable, the reporting, review, and approval will occur prior to effectiveness or consummation of the related person transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually. The Audit Committee and/or the Board of Directors will convey its decision to the General Counsel, who shall communicate it to the appropriate persons in the Company. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.
Separately, the policy provides that transactions involving compensation of executive officers or directors shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.
Transactions with Related Persons
As described in “Compensation Discussion and Analysis,” we have entered into an executive employment agreement with our President and Chief Executive Officer and offer letters with our executive officers. In addition, we have entered into Executive Severance Agreements, indemnification agreements, and agreements with respect to confidentiality and invention assignment with our executive officers. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers. See the “Executive Compensation” section for certain additional details.

GENERAL MATTERS
Availability of Certain Documents
A copy of our Annual Report has been posted on our website along with this Proxy Statement. We will mail without charge, upon written request, a copy of our Annual Report excluding exhibits. Please send a written request to our Corporate Secretary at:
Akebia Therapeutics, Inc.
245 First Street
Cambridge, MA 02142
Attention: Corporate Secretary

or after September 1, 2026, to:

Akebia Therapeutics, Inc.
180 Third Avenue
Waltham, MA 02451
Attention: Corporate Secretary
Stockholder Proposals and Nominations
A stockholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December [●], 2026. However, if the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2027 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Corporate Secretary at Akebia Therapeutics, Inc., 245 First Street, Cambridge, MA 02142, or after September 1, 2026, to: Akebia Therapeutics, Inc., 180 Third Avenue, Waltham, MA 02451.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our Bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. The required notice must be in writing and must otherwise meet the requirements set forth in our Bylaws (including providing the information required by Rule 14a-19 under the Exchange Act).
Under the advance notice provisions, the required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs. Assuming the date of our 2027 annual meeting of stockholders is not so advanced or delayed, for stockholder proposals to be brought before the 2027 annual meeting of stockholders in accordance with our advance notice provisions, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 17, 2027 and no later than March 19, 2027.
 Contacting the Board of Directors
Stockholders wishing to communicate with our Board of Directors may do so by writing to the Board of Directors, or to the non-employee members of the Board of Directors as a group, at:
Akebia Therapeutics, Inc.
245 First Street
Cambridge, MA 02142

Attention: Corporate Secretary
or after September 1, 2026, to:

Akebia Therapeutics, Inc.
180 Third Avenue
Waltham, MA 02451
Attention: Corporate Secretary

The communication must prominently display the legend “Board Communication” in order to indicate to the Corporate Secretary that it is a communication for the Board of Directors. Upon receiving such a communication, the Corporate Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain communications that are unrelated to the Board of Directors’ duties and responsibilities may not be forwarded to the Board of Directors by the Corporate Secretary, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, the Corporate Secretary will not forward any communication determined in her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.
Other Matters
As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties.
Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials or, if requested, the printed proxy materials, will be delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 245 First Street, Cambridge, MA 02142, Attention: Corporate Secretary, or after September 1, 2026, to 180 Third Avenue, Waltham, MA 02451, Attention: Corporate Secretary, or call us at (617) 871-2098. If you want to end “householding,” receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and/or Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

Appendix A
CERTIFICATE OF AMENDMENT
OF
NINTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AKEBIA THERAPEUTICS, INC.

Akebia Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of the Corporation has duly adopted resolutions authorizing and approving an amendment to the Restated Certificate of Incorporation of the Corporation to (i) increase the number of authorized shares of capital stock and (ii) increase the number of authorized shares of Common Stock of the Corporation.

SECOND: That the amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware by the Board of Directors and holders of a majority of the outstanding stock of the Corporation entitled to vote thereon.

THIRD: That upon the effectiveness of this Certificate of Amendment, Section (a) of Article FOURTH of the Restated Certificate of Incorporation is hereby amended and restated as follows:

“(a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 525,000,000, consisting of (i) 500,000,000 shares of Common Stock, par value $0.00001 per share (“Common Stock”), and (ii) 25,000,000 shares of Preferred Stock, par value $0.00001 per share (“Preferred Stock”). Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the board of directors of the Corporation (the “Board of Directors”).”

IN WITNESS WHEREOF, this Certificate of Amendment of Restated Certificate of Incorporation has been executed by a duly authorized officer on this ____ day of [●], 2026.

____________________________
By: John P. Butler
Title: President and Chief Executive Officer

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Akebia THERAPEUTICS

AKEBIA THERAPEUTICS, INC
245 FIRST STREET
CAMBRIDGE, MA 02142

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AKBA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend this meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
If you have received printed proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93174-P40331 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AKEBIA THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the election of each of the following director nominees:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Adrian Adams
02) Michael Rogers
03) LeAnne M. Zumwalt

The Board of Directors recommends you vote FOR proposals 2, 3 and 5.

	For	Against	Abstain
2. Approval of an amendment to the Company's Ninth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from 375,000,000 to 525,000,000 shares and to increase the number of authorized shares of common stock from 350,000,000 to 500,000,000 shares.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of the Company's named executive officers, as described in the Company's Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following proposal.

	1 Year	2 Years	3 Years	Abstain
4. Approval, on an advisory basis, of the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

A-1

V93175-P40331

AKEBIA THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 17, 2026 10:00 AM ET

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Carolyn M. Rucci and John P. Butler, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of AKEBIA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM ET on June 17, 2026 over the Internet in a virtual meeting format, via live webcast, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND "FOR" PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 5, AND "ONE YEAR" FOR PROPOSAL 4.

IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION IN ACCORDANCE WITH APPLICABLE LAW OR RULE.

Continued and to be signed on reverse side

A-3